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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
VALENTIS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY. ANTICIPATED RELEASE DATE OF DEFINITIVE COPIES:
                               ,        .

VALENTIS, INC.
863A MITTEN ROAD
BURLINGAME, CALIFORNIA 94010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON                               ,

To the Stockholders of VALENTIS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VALENTIS, INC., a Delaware corporation (the "Company"), will be held on                      ,                          ,        , at 10:00 a.m. local time at the offices of the Company, 863A Mitten Road, Burlingame, California 94010 for the following purposes:

          1.      To approve an amendment to the Company's Certificate of Incorporation to (i) adjust the conversion price of the Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") from $9.00 to $0.242 (the "Series A Adjusted Conversion Price") and (ii) eliminate the redemption provisions relating to the Series A Preferred Stock (such amendments to be referred to collectively as the "Series A Amendments").

          2.      To approve (i) an amendment to the Company's Certificate of Incorporation to cause all outstanding shares of Series A Preferred Stock to be automatically converted into Common Stock, at the Series A Adjusted Conversion Price, at 5:00 p.m. Eastern Standard Time on the date the Restated Certificate (defined below) is filed with the Secretary of State of the State of Delaware (the "Conversion Time") (such automatic conversion to be referred to as the "Series A Conversion") and (ii) the Series A Conversion, including the issuance of approximately 127 million shares of Common Stock upon the Series A Conversion.

          3.      To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 65 million to 190 million;

          4.      To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, to become effective immediately after the Series A Conversion, in the range of 1:5 to 1:40 (such reverse stock split to be referred to herein as the "Reverse Stock Split"), as determined in the discretion of the Board of Directors of the Company.

          5.      To elect two directors to hold office until the 2005 Annual Meeting of Stockholders;

          6.      To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 2003; and

          7.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Approval of all of the amendments set forth in Proposal Nos. 1, 2, 3 and 4 would constitute approval of, and is required for adoption of, the amended and restated certificate of incorporation set forth in Appendix A (the "Restated Certificate"). As further described in this proxy statement, the Company seeks approval of the entire Restated Certificate. Therefore, unless the stockholders of the Company approve each of Proposal Nos. 1, 2, 3 and 4, the Company will not undertake any of the actions described in Proposal Nos. 1, 2, 3 and 4. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 and 4 may have the effect of a vote AGAINST all of Proposal Nos. 1, 2, 3 and 4.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on                       ,         , as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Alan C. Mendelson Secretary

Burlingame, California
                          ,

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

VALENTIS, INC.
863A MITTEN ROAD
BURLINGAME, CALIFORNIA 94010

 PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
                           ,

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Valentis, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on                  ,                        ,        , at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 863A Mitten Road, Burlingame, California 94010. The Company intends to mail this proxy statement and accompanying proxy card on or about                       ,         , to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company has retained Georgeson Shareholder to assist in the proxy solicitation for a customary fee plus expenses. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on                       ,        (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote                  shares of Common Stock.

        Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved, which will have the same effect as negative votes where an affirmative vote of the majority of all outstanding shares is required. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock will be required for approval of the Restated Certificate (defined below). All other proposals require the favorable vote of the majority of the votes present in person or represented by proxy and entitled to vote on a particular proposal. The Company believes that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        Any proxy that is executed and returned using the form of proxy enclosed and that is not marked as to a particular item will be voted as follows:

  •
  FOR Proposal No. 1 to approve an amendment to the Company's Certificate of Incorporation to (i) adjust the conversion price of the Series A Preferred Stock from $9.00 to $0.242 (the "Series A Adjusted Conversion Price") and (ii) eliminate the redemption provisions relating to the Series A Preferred Stock (such amendments to be referred to collectively as the "Series A Amendments").

  •
  FOR Proposal No. 2 to approve (i) an amendment to the Company's Certificate of Incorporation to cause all outstanding shares of Series A Preferred Stock to be automatically converted into Common Stock, at the Series A Adjusted Conversion Price, at 5:00 p.m. Eastern Standard Time on the date the Restated Certificate (defined below) is filed with the Secretary of State of the State of Delaware (the "Conversion Time") (such automatic conversion to be referred to as the "Series A Conversion") and (ii) the Series A Conversion, including the issuance of approximately 127 million shares of Common Stock upon the Series A Conversion.

  •
  FOR Proposal No. 3 to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 65 million to 190 million.

  •
  FOR Proposal No. 4 to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, to become effective immediately after the Series A Conversion, in the range of 1:5 to 1:40 (such reverse stock split to be referred to as the "Reverse Stock Split"), as determined in the discretion of the Board of Directors of the Company.

  •
  FOR Proposal No. 5 to elect two directors, Patrick G. Enright and Alan C. Mendelson, to hold office until the 2005 Annual Meeting of Stockholders.

  •
  FOR Proposal No. 6 to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2003.

  •
  As the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked.

        Approval of all of the amendments set forth in Proposal Nos. 1, 2, 3 and 4 would constitute approval of, and is required for adoption of, the amended and restated certificate of incorporation set forth in Appendix A (the "Restated Certificate"). As further described in this proxy statement, the Company seeks approval of the entire Restated Certificate. Therefore, unless the stockholders of the Company approve each of Proposal Nos. 1, 2, 3 and 4, the Company will not undertake any of the actions described in Proposal Nos. 1, 2, 3 and 4. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 and 4 may have the effect of a vote AGAINST all of Proposal Nos. 1, 2, 3 and 4.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 863A Mitten Road, Burlingame, California 94010, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

        Proposals of stockholders that are intended to be presented at the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by the Company not later than                         ,         , in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. To be considered timely under provisions of the Company's Bylaws, stockholder proposals must be received by the Company not later than the close of business on                         ,         , nor earlier than the close of business on                         ,         .

Background to Proposal Nos. 1, 2, 3 and 4

Introduction

        The Company's Common Stock is currently listed on The Nasdaq Stock Market's National Market ("The Nasdaq National Market") under the symbol "VLTS." As further described below, the Company has been notified by Nasdaq that it does not currently meet certain of the requirements for continued listing on The Nasdaq National Market (specifically, the stockholders' equity and minimum bid price requirements of Maintenance Standard 1 of The Nasdaq National Market) and has been given a specified amount of time to demonstrate the ability to achieve compliance or be subject to delisting. In the event of delisting from The Nasdaq National Market or the breach of certain covenants made by the Company to the holders of the Company's Series A Preferred Stock (the "Series A Holders"), the Series A Holders would have the right to require the Company to redeem their shares of Series A Preferred Stock. The Company does not currently have the funds available to redeem all outstanding shares of the Series A Preferred Stock, and in the face of a redemption election by the Series A Holders would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

        In order to prevent the redemption of the Series A Preferred Stock, the Company has negotiated and entered into an agreement with the Series A Holders, pursuant to which the Series A Holders have waived their redemption rights, pending the vote at the Annual Meeting. Under the terms of that agreement, the Company has agreed to seek the approval of the Restated Certificate from the holders of its Common Stock. Accordingly, the Company is seeking the approval of Proposal Nos. 1, 2, 3 and 4 set forth in this proxy statement, which will enable the Company to file the Restated Certificate and effect the Series A Amendments, the Series A Conversion and the Reverse Stock Split, as more fully described in this proxy statement. Approval and filing of the Restated Certificate will convert all shares of Series A Preferred Stock into Common Stock, thereby enabling the Company to avoid the redemption rights of the Series A Preferred Stock, even if the Common Stock eventually is delisted from The Nasdaq National Market.

        Approval of all of the amendments set forth in Proposal Nos. 1, 2, 3 and 4 would constitute approval of, and is required for adoption of, the Restated Certificate. As further described in this proxy statement, the Company seeks approval of the entire Restated Certificate. Therefore, unless the stockholders of the Company approve each of Proposal Nos. 1, 2, 3 and 4, the Company will not undertake any of the actions described in Proposal Nos. 1, 2, 3 and 4. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 and 4 may have the effect of a vote AGAINST all of Proposal Nos. 1, 2, 3 and 4.

        Although the approval and consummation of the transactions set forth in Proposal Nos. 1, 2, 3 and 4 will permit the Company to avoid redemption of its Series A Preferred Stock and will better position the Company to achieve compliance with the continued listing requirements of The Nasdaq National Market, these actions alone are not expected to be sufficient to achieve compliance with the continued listing requirements of The Nasdaq National Market. However, the Company believes that the consummation of all of the transactions set forth in Proposal Nos. 1, 2, 3 and 4 may enable it to meet the requirements for listing on The Nasdaq Stock Market's SmallCap Market ("The Nasdaq SmallCap Market"), although there can be no assurance that the Company will obtain such listing.

The Company's Series A Preferred Stock

        On December 5, 2000, pursuant to Subscription Agreements, dated as of November 20, 2000, by and between the Company and each holder of Series A Preferred Stock (the "Subscription Agreements"), the Company sold and issued 31,500 shares of Series A Preferred Stock, at a purchase price of $1,000 per share, for an aggregate purchase price of $31,500,000 and Common Stock purchase warrants exercisable for up to an aggregate of 1,126,828 shares of Common Stock (the "Warrants"). The Company filed a Certificate of Designations of the Series A Preferred Stock with the Secretary of State of the State of Delaware on December 5, 2000 (the "Certificate of Designations"), which sets forth the rights, preferences and privileges of the Series A Preferred Stock. The Series A Preferred Stock is not publicly traded. One holder has converted 700 shares of Series A Preferred Stock into Common Stock, and 30,800 shares of Series A Preferred Stock remain outstanding.

        Under the Company's current certificate of incorporation, which contains the Certificate of Designations (together, the "Certificate of Incorporation"), the Series A Preferred Stock, with a stated value of $1,000 per share, is entitled to cumulative dividends which accrue at an annual rate of 5%, payable quarterly, in cash, or, at the Company's election, in shares of Common Stock. Each share of Series A Preferred Stock is currently convertible, at the option of the holder, into that number of shares of the Company's Common Stock that is calculated by dividing the $1,000 stated value, plus accrued and unpaid dividends and arrearage interest on unpaid dividends, by a fixed conversion price of $9.00, subject to certain anti-dilution adjustments described in the Certificate of Designations. In the event of the Company's liquidation, the Series A Holders will be entitled to a liquidation preference, equal to the $1,000 stated value plus accrued and unpaid dividends and arrearage interest on unpaid dividends, before any amounts are paid to the holders of Common Stock. The Company currently is required to redeem the Series A Preferred Stock on June 4, 2004, subject to a one-year extension at the option of the holder, at a per share price equal to the $1,000 stated value plus accrued and unpaid dividends and arrearage interest on unpaid dividends (the "Series A Redemption Price"). The Series A Holders also may require that the Company redeem their shares at a price equal to the Series A Redemption Price under certain circumstances more specifically set forth below, including in the event that (i) the Common Stock ceases to be listed on The Nasdaq National Market, (ii) there is a fundamental change in control of the Company or (iii) the Company breaches its covenants to the holders of the Series A Preferred Stock set forth in the Subscription Agreements. The Company may redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock if at any time the closing bid price of the Company's Common Stock exceeds $24.83 (subject to adjustment in the event of a change in the Series A Preferred Stock conversion price) for twenty consecutive trading days. As a result of the cash redemption features of the Series A Preferred Stock, the Series A Preferred Stock is required to be recorded as mezzanine debt and is not included in stockholders' equity on the Company's balance sheet.

        Other than as required by law, the Series A Holders have no voting rights, except that the consent of the holders of a majority of the Series A Preferred Stock is required to effect any change in the Certificate of Incorporation that materially and adversely would affect any rights of the Series A Preferred Stock or would create any series of Preferred Stock with rights senior to or on a parity with those of the Series A Preferred Stock. Because the Series A Amendments and the Series A Conversion described in Proposal Nos. 1 and 2 would materially and adversely affect the rights of the Series A Preferred Stock by eliminating the redemption features of the Series A Preferred Stock and by effecting the automatic conversion of the Series A Preferred Stock into Common Stock, the consent of the Series A Holders is required to effect such changes. As described more fully below under the heading "The Company's Nasdaq Compliance Plan," each of the Series A Holders have executed an Amendment, Consent and Waiver Regarding the Subscription Agreement and Certificate of Designations for the Series A Preferred Stock (the "Series A Amendment, Consent and Waiver") pursuant to which the Series A Holders have approved and given their consent to the Series A Amendments and the Series A Conversion to be effected by the Restated Certificate.

The Company's Nasdaq Listing Issue

        The Company's Common Stock is quoted on The Nasdaq National Market under the symbol "VLTS." In order for the Company's Common Stock to continue to be quoted on The Nasdaq National Market, it must satisfy various listing maintenance standards established by Nasdaq. Among other things, the Company is required to comply with at least one of two specified maintenance standards, which are referred to herein as Maintenance Standards 1 and 2. The Company is not required to comply with both Maintenance Standards 1 and 2.

        To comply with Maintenance Standard 1, the Company must have:

  1)
  at least 750,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of its total outstanding shares;

  2)
  a market value of publicly held shares of at least $5 million;

  3)
  stockholders' equity of at least $10 million;

  4)
  at least 400 stockholders who own at least 100 shares; and

  5)
  a minimum bid price of at least $1.00 per share.

        To comply with the Maintenance Standard 2, the Company must have:

  1)
  at least 1.1 million shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of its total outstanding shares;

  2)
  a market value of publicly held shares of at least $15 million;

  3)
  a market value of listed securities of at least $50 million;

  4)
  at least 400 stockholders who own at least 100 shares; and

  5)
  a minimum bid price of at least $3.00 per share.

        If the Company does not comply with either Maintenance Standard 1 or Maintenance Standard 2, Nasdaq could delist the Company's Common Stock from The Nasdaq National Market. If such a delisting were to occur, the Company's Common Stock may be transferred to The Nasdaq SmallCap Market, or failing that, would trade on the OTC Bulletin Board or the OTC Market. The OTC Bulletin Board and OTC Market generally are considered to be less efficient and less broad-based than The Nasdaq National Market or The Nasdaq SmallCap Market. Further, and as described more fully below, if Proposal Nos. 1, 2, 3 and 4 are not approved and the Company's Common Stock is delisted from The Nasdaq National Market, the current Certificate of Incorporation entitles each Series A

Holder to require the Company to redeem all of such holder's shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price. The Company does not currently have the funds available to redeem all outstanding shares of Series A Preferred Stock, and in the face of a redemption election by the Series A Holders, would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions. As described further below under the section captioned "The Company's Nasdaq Compliance Plan," as a result of the execution of the Series A Amendment, Consent and Waiver, approval and filing of the Restated Certificate will enable the Company to avoid the redemption of the Series A Preferred Stock, even if the Common Stock eventually is delisted from The Nasdaq National Market.

        On July 22, 2002, the Company received a letter from Nasdaq advising the Company that its market capitalization had not met the minimum $50 million requirement of Maintenance Standard 2 for ten consecutive trading days and that, if the Company were unable to demonstrate compliance with this requirement for ten consecutive trading days during the 30 calendar days ending August 21, 2002, Nasdaq could commence procedures to delist the Company's Common Stock. The Company additionally did not, and currently does not, comply with the $3.00 minimum bid price requirement of Maintenance Standard 2. Following the 30 calendar-day period ending August 21, 2002, the Company received a letter from Nasdaq, advising it that it had not regained compliance with the $50 million market capitalization requirement for continued listing on The Nasdaq National Market and that the Company's Common Stock would be therefore subject to delisting from The Nasdaq National Market. In response, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel"). At a hearing before the Panel on October 4, 2002, the Company presented a plan to regain compliance with Nasdaq's listing requirements by achieving compliance with Maintenance Standard 1. Because the Company did not, and currently does not, comply with the $10 million stockholders' equity requirement and $1.00 minimum bid price requirement of Maintenance Standard 1, the Company proposed at the hearing to (i) increase the Company's stockholders' equity by, among other measures, eliminating the redemption provisions of its Series A Preferred Stock and (ii) implement a reverse stock split of the Company's outstanding Common Stock.

        On November 11, 2002, the Company received the Panel's written decision. The Panel determined to continue the listing of the Company's securities on The Nasdaq National Market, provided that the Company file a proxy statement with the Securities and Exchange Commission (the "SEC") on or before November 22, 2002, and meet certain other deadlines with respect to achieving compliance with The Nasdaq National Market stockholders' equity and bid price requirements and evidencing stockholder approval for a reverse stock split and restructuring of the Series A Preferred Stock. On December 3, 2002, the Company received a letter from the Panel acknowledging that the Company had met the November 22, 2002 deadline for filing its proxy statement and extending the Company's deadline for the following actions to January 31, 2003: (i) filing documentation with Nasdaq evidencing receipt of stockholder approval of a reverse stock split and restructuring of the Series A Preferred Stock; (ii) making a public filing with the SEC and Nasdaq evidencing stockholders' equity of $10 million; and (iii) achieving a closing bid price of at least $1.00 and maintaining a closing bid price of $1.00 for a minimum of ten consecutive trading days thereafter. In addition to the foregoing, the Company must be able to demonstrate an ability to sustain compliance with all requirements for continued listing on The Nasdaq National Market. The Panel has notified the Company that in the event the Company fails to demonstrate compliance, as well as an ability to sustain compliance, with all requirements for continued listing on The Nasdaq National Market, the Company's securities may be transferred to The Nasdaq SmallCap Market, provided the Company evidences compliance, as well as an ability to sustain compliance, with the requirements for continued listing on that market.

        To be transferred to The Nasdaq SmallCap Market, the Company must satisfy the applicable listing maintenance standards established by Nasdaq. Among other things, the Company is required to comply with the continued listing requirements of The Nasdaq SmallCap Market ("The Nasdaq SmallCap Requirements"). To comply with such requirements, the Company must have:

  1)
  at least 500,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of its total outstanding shares;

  2)
  a market value of publicly held shares of at least $1 million;

  3)
  stockholders' equity of at least $2.5 million;

  4)
  at least 300 stockholders who own at least 100 shares; and

  5)
  a minimum bid price of at least $1.00 per share.

        Assuming the stockholders approve Proposal Nos. 1, 2, 3 and 4, the Company will effect a reverse stock split in the range of 1:5 to 1:40, at the ratio determined by the Board of Directors to be most likely sufficient to allow the Company to meet the $1.00 minimum bid price requirement. Additionally, assuming the stockholders approve Proposal Nos. 1, 2, 3 and 4 and the elimination of the redemption rights of the Series A Preferred Stock and the Series A Conversion are effected, the Company estimates that its stockholders' equity will increase by approximately $20.6 million, from a net stockholders' deficit of approximately $13.6 million as of September 30, 2002, to stockholders' equity of approximately $7.0 million. Accordingly, the Company will be required to take other actions to achieve and maintain long-term compliance with the $10.0 million stockholders' equity requirement of Maintenance Standard 1 of The Nasdaq National Market. Such other actions may include obtaining additional financing through public or private sales of equity securities or strategic partnership arrangements. There can be no assurance that the Company will be able to obtain any such financing on acceptable terms or at all. However, in the event the Company does not obtain financing, stockholders' equity of $7.0 million would exceed the $2.5 million stockholders' equity required for listing on The Nasdaq SmallCap Market.

        Although there is no assurance that the Panel will transfer the Company's securities to The Nasdaq SmallCap Market in the event the Company fails to achieve compliance with the standards for continued listing on The Nasdaq National Market, the Company believes at this time that the Company would qualify for listing on The Nasdaq SmallCap Market if Proposal Nos. 1, 2, 3 and 4 were approved and that such listing would benefit all of its stockholders. Like The Nasdaq National Market, The Nasdaq SmallCap Market operates under an electronic, screen-based dealer market with trading executed through an advanced computer and telecommunications network and is generally considered to be an efficient market.

The Company's Nasdaq Compliance Plan

        The Board of Directors of the Company has considered the potential harm to the Company of a delisting of the Company's Common Stock from The Nasdaq National Market, including the resulting impairment in liquidity of the Company's Common Stock and the triggering of the redemption rights of the Series A Holders, and has determined that the consummation of the Series A Conversion and the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with Maintenance Standard 1 of The Nasdaq National Market or The Nasdaq SmallCap Requirements and to prevent the redemption of the Series A Preferred Stock. The summary below sets forth the Company's plan to increase its stockholders' equity and the bid price of its Common Stock.

  Plan to Increase Stockholders' Equity—Series A Amendments and Series A Conversion

        The Company negotiated with each of the Series A Holders to structure a transaction that would, among other things, increase stockholders' equity by eliminating the redemption rights of the Series A Preferred Stock. The Company also sought to obtain a waiver from the Series A Holders of their redemption rights pending the vote at the Annual Meeting; a waiver from the Series A Holders of payment of the dividend on the Series A Preferred Stock, payable on December 15, 2002, until after the filing of the Restated Certificate; and the consent of the Series A Holders to the automatic conversion of the Series A Preferred Stock, which will enable the Company to simplify its balance sheet by eliminating the liabilities associated with the outstanding Preferred Stock. In exchange for those terms, the Series A Holders sought a reduced conversion price of the Series A Preferred Stock and registration rights relating to their resale of the Company's Common Stock issued (i) in the Series A Conversion, (ii) as dividends on the Company's Series A Preferred Stock and (iii) upon the exercise of the Warrants held by the Series A Holders.

        On November 11, 2002, the Company and each Series A Holder entered into the Series A Amendment, Consent and Waiver. A copy of the form of the Series A Amendment, Consent and Waiver is set forth in Appendix B to this proxy statement and is incorporated herein by reference. You are encouraged to read the form of the Series A Amendment, Consent and Waiver carefully. Other than the adjustment to the conversion price of the Series A Preferred Stock and the registration rights described below, no consideration was provided to the Series A Holders in exchange for their concessions in the Series A Amendment, Consent and Waiver. The Series A Amendment, Consent and Waiver contains the following principal terms:

  •
  subject to the Company's receipt of the requisite approval of the holders of the Company's Common Stock, each Series A Holder approved and consented to the adoption of the Restated Certificate, which includes (i) an adjustment of the conversion price from $9.00 to the Series A Adjusted Conversion Price of $0.242, which was the average of the closing prices of the Company's Common Stock on the ten trading days prior to the execution date of the Series A Amendment, Consent and Waiver and (ii) the elimination of the redemption features of the Series A Preferred Stock;

  •
  waiver by each Series A Holder of (i) certain redemption features of the Series A Preferred Stock and (ii) compliance by the Company with certain covenants contained in the Subscription Agreements, each for an interim period of time to permit the Company to seek the approval of the Restated Certificate by the holders of the Common Stock;

  •
  waiver by each Series A Holder of payment by the Company of the dividend payment on the Series A Preferred Stock, payable on December 15, 2002, until the date the Restated Certificate is filed with the Secretary of State of the State of Delaware (the "Restated Certificate Filing Date"); and

  •
  agreement by the Company to prepare and file with the SEC, within 45 days of the Restated Certificate Filing Date, a registration statement covering (i) shares of Common Stock previously issued as dividends to the Series A Holders, (ii) shares of Common Stock issued upon the Series A Conversion or issuable upon the exercise of the Warrants and (iii) in accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

        Although approval and filing of the Restated Certificate will further the Company's efforts to achieve compliance with the listing requirements for The Nasdaq National Market or The Nasdaq SmallCap Market, neither listing on The Nasdaq National Market nor listing on The Nasdaq SmallCap Market is required for the continuing effectiveness of the Series A Amendment, Consent and Waiver. However, in the event (i) the Company does not obtain the requisite approval by the holders of Common Stock of the Restated Certificate, (ii) the Company does not file the Restated Certificate with the Secretary of State of the State of Delaware by January 31, 2003, or (iii) the Board withdraws or adversely modifies its recommendation that the holders of the Company's outstanding Common Stock approve the Restated Certificate, the Series A Amendment, Consent and Waiver will terminate and the Series A Holders will cease to be bound by its provisions. In addition, if the Restated Certificate is not approved and filed, Nasdaq will delist the Company's Common Stock from trading on The Nasdaq National Market, and the Series A Holders will be able to require the Company to redeem all of their Series A Preferred Stock. The Company does not currently have the funds available to redeem all outstanding shares of Series A Preferred Stock, and in the face of a redemption election by the Series A Holders, would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

  Plan to Increase Minimum Bid Price—Reverse Stock Split

        The Restated Certificate, as approved by the Series A Holders, provides for a Reverse Stock Split to be effected at 5:01 p.m., Eastern Standard Time, immediately after the consummation of the Series A Conversion. Subject to the approval of the holders of the Company's Common Stock, the Board will determine the ratio of the Reverse Stock Split, in the range of 1:5 to 1:40, as determined in the judgment of the Board to be most likely sufficient to allow the Company to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on The Nasdaq National Market or The Nasdaq SmallCap Market. By way of illustration, assuming a per share price of $0.24 (the closing price of the Company's Common Stock on December 2, 2002) immediately prior to the filing of the Restated Certificate, the Board may determine that the Company should effect a 1:21 or 1:40 reverse stock split, with the goal of achieving a bid price of $5 or $10 per share, respectively. Please refer to the section captioned "The Reverse Stock Split" in Proposal No. 4 for more detailed examples of the effects of the range of ratios.

Reasons for Proposal Nos. 1, 2, 3 and 4

        Both Maintenance Standard 1 of The Nasdaq National Market and The Nasdaq SmallCap Market Requirements require a minimum bid price of $1.00 per share. Additionally, Maintenance Standard 1 requires stockholders' equity of at least $10.0 million, while The Nasdaq SmallCap Market Requirements require stockholders' equity of at least $2.5 million. The Company believes that maintaining listing on The Nasdaq National Market or The Nasdaq SmallCap Market will provide it with a market for its Common Stock that is more accessible than if the Company's Common Stock were traded on the OTC Bulletin Board or OTC Market. Among other factors, trading on Nasdaq increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq listing may enhance the Company's access to capital, increase the Company's flexibility in responding to anticipated capital requirements and facilitate the use of its Common Stock in acquisitions and financing transactions that it may undertake. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on Nasdaq. Finally, the proposed amendments, which would effect the conversion of all shares of Series A Preferred Stock, would allow the Company to simplify its balance sheet by eliminating the liabilities associated with outstanding preferred stock, including the redemption obligations with respect to the Series A Preferred Stock.

        The elimination of the cash redemption features of the Series A Preferred Stock will permit the Company to reclassify the Series A Preferred Stock from debt to equity, thereby increasing stockholders' equity to approximately $7.0 million. In addition, the Company believes that a reverse stock split at an appropriate ratio should have the effect of increasing the price level of the Company's Common Stock and accordingly is the most effective way to maintain compliance with the $1.00 minimum bid price requirement for continued listing with The Nasdaq National Market and/or The Nasdaq SmallCap Market.

Summary of Effects of the Approval of Proposal Nos. 1, 2, 3 and 4

        Approval of Proposal Nos. 1, 2, 3 and 4 will permit the Company to file the Restated Certificate, which will have the following principal effects:

  •
  an increase in the authorized shares of Common Stock from 65 million to 190 million;
  •
  elimination of all redemption rights of the Series A Preferred Stock;
  •
  an adjustment of the conversion price of the Series A Preferred Stock from $9.00 to the Series A Adjusted Conversion Price of $0.242;
  •
  automatic conversion at the Conversion Time of all outstanding shares of Series A Preferred Stock (plus accrued and unpaid dividends and arrearage interest on unpaid dividends) into approximately 127 million shares of Common Stock; and
  •
  immediately following the Conversion Time, a reverse stock split of the outstanding shares of Common Stock (including the shares of Common Stock issued upon conversion of the Series A Preferred Stock) based on the exchange ratio selected by the Board.

        The approval and filing of the Restated Certificate will allow the Company to avoid redemption of the Series A Preferred Stock and will better position the Company to achieve compliance with the continued listing requirements of The Nasdaq National Market or The Nasdaq SmallCap Market, but it will not necessarily ensure that the Company's Common Stock will remain listed on The Nasdaq National Market or be transferred to The Nasdaq SmallCap Market.

Consequences if Stockholder Approval for Proposal Nos. 1, 2, 3 and 4 Is Not Obtained

        If the Company does not obtain stockholder approval of Proposal Nos. 1, 2, 3 and 4, the Series A Amendment, Consent and Waiver will terminate, and the Series A Holders will cease to be bound by its provisions. In addition, Nasdaq will delist the Company's Common Stock from trading on The Nasdaq National Market. If the Company's Common Stock is delisted from The Nasdaq National Market, the Series A Holders will be able to require the Company to redeem outstanding shares of the Series A Preferred Stock at a price per share equal to the Series A Redemption Price. In addition, in the event the Company is not delisted from The Nasdaq National Market, if the Series A Amendment, Consent and Waiver terminates, the Series A Holders may nevertheless require the Company to redeem their shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price as a result of the Company's failure to remain in compliance with certain requirements set forth in the Subscription Agreements. If the Series A Holders were to elect to exercise their redemption rights at this time, the Company would not have the funds available to redeem all outstanding shares of Series A Preferred Stock and would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

        Even if the Company fails to maintain compliance with Maintenance Standard 1 of The Nasdaq National Market, stockholder approval of each of Proposal Nos. 1, 2, 3 and 4 may still enable the Company to meet the $2.5 million minimum stockholders' equity requirement and $1.00 per share minimum bid price requirement of The Nasdaq SmallCap Market. If however, such stockholder approval is not obtained, the Company will not be able to satisfy the requirements for continued listing on either Nasdaq market. In that event, the Company's Common Stock would trade on the OTC Bulletin Board or the OTC Market, the liquidity of the Company's Common Stock likely would be impaired and investor interest could be negatively impacted. Such alternative markets generally are considered to be less efficient and less broad-based than The Nasdaq National Market or The Nasdaq SmallCap Market. In addition, if the Company's Common Stock were to be delisted from The Nasdaq National Market, the Company could become subject to Section 2115 of the California Corporations Code if (i) the average of the property, payroll and sales factors attributable to California is more than 50% during the latest full tax year and (ii) more than 50% of the outstanding voting securities are held of record by stockholders having California addresses. For purposes of determining the number of outstanding shares, shares held of record by nominee holders, such as banks and broker-dealers, are not considered outstanding. If the Company were to become subject to Section 2115 of the California Corporations Code, the Company would be required to comply with specified provisions of the California Corporations Code, including provisions regarding annual election of directors, removal of directors without cause and by court proceedings, filling of director vacancies where less than a majority in office was elected by stockholders, directors' standard of care, liability of directors for unlawful distributions, indemnification of directors, officers and others, limitations on corporate distributions in cash or property, liability of stockholders who receive unlawful distributions, requirement for annual stockholders meetings, stockholders' rights to cumulate votes at any election of directors, imposition of supermajority voting requirements on certain actions by the Company, limitations on sales of assets, limitations on mergers, reorganizations, dissenters' rights, records and reports, actions by the California Attorney General and rights of inspection.

Recommendation of the Board of Directors

        The Company's Board of Directors has determined that the terms of the proposed amendments and transactions, as described herein, are fair to and in the best interests of the Company's stockholders. The Board of Directors has unanimously approved the Series A Amendments, the Series A Conversion and corresponding issuance of Common Stock, the increase in the Company's authorized Common Stock and the Reverse Stock Split. In light of the consequences that could occur upon a delisting of the Company's Common stock from The Nasdaq National Market, the exercise of redemption rights by the Series A Holders and the absence of superior alternatives, the Board of Directors is recommending that the stockholders vote in favor of Proposal Nos. 1, 2, 3 and 4.

 PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE SERIES A AMENDMENTS

Introduction

        The background information necessary to understand fully this Proposal No. 1 and the reasons the Company is seeking stockholder approval of this proposal are set forth above in the section captioned "Background to Proposal Nos. 1, 2, 3 and 4." We urge you to read that background section carefully.

Summary of the Series A Amendments

        Approval of this Proposal No. 1 is necessary to enable the Company to file the Restated Certificate and effect the Series A Amendments. The Series A Amendments include the adjustment of the conversion price of the Series A Preferred Stock to the Series A Adjusted Conversion Price and the elimination of the redemption features of the Series A Preferred Stock. Please refer to Appendix A to this proxy statement for the full provisions of the Restated Certificate.

        Under the terms of the Company's current Certificate of Incorporation, each share of Series A Preferred Stock has a stated value of $1,000 and is convertible into 111.11 shares of Common Stock, which equals the stated value divided by the current conversion price of $9.00. Therefore, the 30,800 total outstanding shares of Series A Preferred Stock are currently convertible into approximately 3,422,222 shares of Common Stock. The current Certificate of Incorporation also provides that the Company will be required to redeem the Series A Preferred Stock at a per share price of $1,000, beginning on June 4, 2003, or earlier, at the option of any Series A Holder upon the occurrence of certain events, including, among others, (i) there is no reported sale price for the Company's Common Stock on, or the Company's Common Stock is not listed for trading on, any of The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange; (ii) there is any "fundamental change" of the Company, including consolidation, merger, change of control or certain exchanges of capital stock; (iii) the Company fails to declare or pay timely any dividend on the shares of Series A Preferred Stock; (iv) the Company or any subsidiary undergoes a voluntary or involuntary liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or like transaction or event; or (v) the Company or any subsidiary defaults in the observance or performance of any agreement, covenant or condition relating to certain indebtedness.

        Under the terms of the Series A Amendment, Consent and Waiver, subject to the approval of the holders of the Company's Common Stock of the Restated Certificate, the Series A Holders have waived, among other things, their rights to require redemption of their shares of Series A Preferred Stock and have consented to the Series A Amendments. If the Restated Certificate is approved and filed, all redemption rights of the Series A Preferred Stock will be eliminated, and the Series A Holders may not elect to require redemption of their shares under any event, including any of the events listed above. Because the Series A Preferred Stock would no longer be mandatorily redeemable or redeemable at the option of the Series A Holders, the Company would no longer have to treat the Series A Preferred Stock as being outside of stockholders' equity on its balance sheet and could include it in stockholders' equity. The Company estimates that this change would increase its stockholders' equity by approximately $20.6 million, from a net stockholders' deficit of $13.6 million as of September 30, 2002, to stockholders' equity of $7.0 million. Although this would not meet the minimum $10.0 million stockholders' equity requirement of Maintenance Standard 1 of The Nasdaq National Market, this change will better position the Company to achieve compliance with Maintenance Standard 1 of The Nasdaq National Market and the Company's stockholders' equity would exceed the minimum $2.5 million stockholders' equity requirement for The Nasdaq SmallCap Market. Although there is no assurance that the Panel will transfer the Company's securities to The Nasdaq SmallCap

Market, the Company believes at this time that, if each of Proposal Nos. 1, 2, 3 and 4 is approved and the Restated Certificate is filed, it would qualify for listing on The Nasdaq SmallCap Market.

        Additionally, the filing of the Restated Certificate would result in the reduction of the conversion price of the Series A Preferred Stock from a fixed conversion price of $9.00 to the Series A Adjusted Conversion Price of $0.242. This reduction in the conversion price was negotiated by the Series A Holders as part of the consideration for their agreement to enter into the Series A Amendment, Consent and Waiver. The Series A Adjusted Conversion Price of $0.242 represents the average of the closing prices of the Company's Common Stock for the ten trading days immediately preceding the date of the execution of the Series A Amendment, Consent and Waiver. If the Restated Certificate is approved and filed, each share of Series A Preferred Stock would be convertible into 4,132 shares of Common Stock, and the 30,800 outstanding shares of Series A Preferred Stock would be convertible into approximately 127 million shares of Common Stock. As described further in "Proposal No. 2" below, the conversion of the Series A Preferred Stock at the Series A Adjusted Conversion Price would result in significant dilution of the interests of the holders of the Company's outstanding Common Stock.

        The continuing effectiveness of the Series A Amendment, Consent and Waiver is conditioned upon the approval by the holders of the Company's Common Stock of the Restated Certificate, including the Series A Amendments, the Series A Conversion and the Reverse Stock Split, which together are the subjects of Proposal Nos. 1, 2, 3 and 4.

        Subject to the requisite approval of the holders of Common Stock, the Board has approved unanimously the Restated Certificate and the Series A Amendments.

Consequences of a Failure to Approve this Proposal

        If this Proposal No. 1 is not approved, the Company will be unable to file the Restated Certificate and effect the Series A Amendments. In addition, each of Proposal Nos. 1, 2, 3 and 4 must be approved for the Company to file the Restated Certificate and prevent the redemption of the Series A Preferred Stock. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 or 4 may have the effect of a vote against all of Proposal Nos. 1, 2, 3 and 4. If any of these proposals are not approved, even if the others are, the Company will be unable to file the Restated Certificate, will be unable to achieve compliance with the continued listing requirements of either The Nasdaq National Market or The Nasdaq SmallCap Market and will likely be unable to prevent the redemption of the Series A Preferred Stock. In the event of a delisting, if the Series A Holders were to elect to exercise their redemption rights at this time, the Company would not have the funds available to redeem all outstanding shares of Series A Preferred Stock and would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

        Please refer to the discussion in the section of the proxy statement captioned "Background to Proposal Nos. 1, 2, 3 and 4" above, and the subsection therein captioned "Consequences if Stockholder Approval for Proposal Nos. 1, 2, 3 and 4 Is Not Obtained," for a more complete explanation of the possible consequences if the Company is unable to amend its Certificate of Incorporation to effect the Series A Amendments.

No Dissenters' Rights

        Under applicable Delaware law, the Company's stockholders are not entitled to dissenters' or appraisal rights with respect to the approval of the Series A Amendments.

Interest of Certain Persons in the Proposal

        The Series A Holders have an interest in the approval of the Restated Certificate because, among other things, the proposed adjustment to the conversion price of the Series A Preferred Stock to the Series A Adjusted Conversion Price will result in substantial dilution of the interests of the Company's current holders of outstanding Common Stock in favor of the current Series A Holders, as more fully described below in the section captioned "Proposal No. 2."

Vote Required

        The affirmative vote of (i) the holders of a majority of all outstanding shares of Common Stock and (ii) all of the Series A Holders, voting as a separate class, is required for approval of the amendments to the Certificate of Incorporation set forth in this Proposal No. 1. The Series A Holders have previously approved and consented unanimously to the filing of the Restated Certificate, subject to the Company obtaining the requisite approval of the holders of Common Stock. Broker non-votes with respect to this proposal will be treated as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative. Abstentions will have the same effect as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 1.

 PROPOSAL NO. 2

APPROVAL OF (I) AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE SERIES A CONVERSION AND (II) THE SERIES A CONVERSION, INCLUDING THE ISSUANCE OF COMMON STOCK UPON THE SERIES A CONVERSION

Introduction

        The background information necessary to understand fully this Proposal No. 2 and the reasons why the Company is seeking stockholder approval of this proposal are set forth above in the section captioned "Background to Proposal Nos. 1, 2, 3 and 4." We urge you to read that background section carefully.

The Series A Conversion and the Issuance of Common Stock Upon the Series A Conversion

        Approval of this Proposal No. 2 is necessary to enable to Company to file the Restated Certificate and effect the Series A Conversion and the issuance of the Common Stock upon the Series A Conversion. Please refer to Appendix A to this proxy statement for the full provisions of the Restated Certificate.

        Under the terms of the Company's current Certificate of Incorporation, each Series A Holder has the option to convert some or all of its shares of Series A Preferred Stock at any time, into Common Stock at the current conversion price of $9.00. If the Restated Certificate is approved and filed, all outstanding shares of Series A Preferred Stock will automatically, and without any further action by any Series A Holders, be converted into shares of Common Stock at the Conversion Time.

        As further described above in "Background to Proposal Nos. 1, 2, 3 and 4" and "Proposal No. 1," the filing of the Restated Certificate will also adjust the conversion price of the Series A Preferred Stock from $9.00 to the Series A Adjusted Conversion Price of $0.242. At the Series A Adjusted Conversion Price, the Series A Conversion will result in the issuance of approximately 127 million shares of Common Stock, which is approximately 77% of the approximately 164 million total shares of the Company's Common Stock that will be outstanding after the Series A Conversion. As a consequence, the current Series A Holders will, after the conversion of the Series A Preferred Stock, be able to influence significantly or determine all matters requiring approval by the Company's stockholders, including the election of directors and significant corporate transactions, such as mergers or other business combination transactions. Further dilution of the interests of the holders of the Company's Common Stock will also result from future issuances of equity securities in financing transactions and increases in the reserves of Common Stock allocated to the Company's equity compensation plans.

        Subject to the requisite approval of the holders of Common Stock, the Board has approved unanimously the Restated Certificate, the Series A Conversion and the resulting issuance of Common Stock upon the Series A Conversion.

Nasdaq Stockholder Approval Requirements

        The Company's Common Stock is listed on The Nasdaq National Market. The rules governing companies with securities listed on Nasdaq require stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. This requirement is set forth in Nasdaq Marketplace Rule 4350(i)(1)(D). In addition, the Nasdaq rules require stockholder approval in connection with the issuance of securities that could result in a change of control of an issuer. This requirement is set forth in Nasdaq Marketplace Rule 4350(i)(1)(B).

        Because the conversion of the Series A Preferred Stock into Common Stock will result in the issuance by the Company of approximately 127 million shares of Common Stock, which would represent more than 20% of the Company's currently outstanding Common Stock (also 20% or more of voting power at less than the greater of book or market value of the Common Stock), stockholder approval is required for the issuance of shares of Common Stock upon the Series A Conversion. Because the issuance of shares of Common Stock to the former Series A Holders would result in such holders collectively holding approximately 77% of the issued and outstanding shares of the Company's capital stock, the issuance could be deemed to result in a change of control of the Company. Accordingly, the Company is seeking stockholder approval to ensure compliance with Rules 4350(i)(1)(B) and 4350(i)(1)(D) as well as with the other rules for which stockholder approval is or may be required for the issuance of shares of Common Stock upon the Series A Conversion.

Accounting Treatment of the Conversion of the Series A Preferred Stock

        The conversion of the Series A Preferred Stock would result in the reclassification of the Series A Preferred Stock account balance ($26.5 million as of September 30, 2002) to the Company's stockholders' equity accounts, specifically Common Stock and additional paid-in capital. Additionally, the excess of the fair value of the Common Stock issued to the Series A Holders over the fair value of the Common Stock issuable pursuant to the original conversion terms is considered to be a deemed dividend to the Series A Holders. Accordingly, such dividend would be reflected as an increase in the net loss applicable to common stockholders for purposes of computing net loss per share of Common Stock. Assuming a fair value of $0.242 per share of Common Stock, the increase in net loss applicable to common stockholders would be approximately $24.4 million.

Tax Consequences of the Conversion of Series A Preferred Stock to the Company

        The Company will recognize neither gain nor loss by reason of the conversion of the Series A Preferred Stock.

        Generally, under Section 382 of the Code, a corporation's ability to utilize its net operating losses is subject to limitations with respect to taxable years that end after the date on which that corporation undergoes an "ownership change." The Company has not done a study to determine the applicability of Section 382, and hence the Company does not know whether any prior transactions resulted in the Company undergoing an "ownership change," or whether the conversion results in an "ownership change" for the Company. It is possible that the IRS may assert that the conversion of the Series A Preferred Stock results in an "ownership change," which could cause the Company's ability to utilize its net operating losses to be limited under Section 382 of the Code.

Consequences of a Failure to Approve this Proposal

        If this Proposal No. 2 is not approved, the Company will be unable to effect the Series A Conversion and the issuance of Common Stock upon the Series A Conversion. In addition, each of Proposal Nos. 1, 2, 3 and 4 must be approved for the Company to file the Restated Certificate and prevent the redemption of the Series A Preferred Stock. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 or 4 may have the effect of a vote against all of Proposal Nos. 1, 2, 3 and 4. If any of these proposals are not approved, even if the others are, the Company will be unable to file the Restated Certificate, will be unable to achieve compliance with the continued listing requirements of either The Nasdaq National Market or The Nasdaq SmallCap Market and will likely be unable to prevent the redemption of the Series A Preferred Stock. In the event of a delisting, if the Series A Holders were to elect to exercise their redemption rights at this time, the Company would not have the funds available to redeem all outstanding shares of Series A Preferred Stock and would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

        Please refer to the discussion in the section of the proxy statement captioned "Background to Proposal Nos. 1, 2, 3 and 4" above, and the subsection therein captioned "Consequences if Stockholder Approval for Proposal Nos. 1, 2, 3 and 4 Is Not Obtained," for a more complete explanation of the possible consequences if the Company is unable to amend its Certificate of Incorporation to effect the Series A Conversion.

No Dissenters' Rights

        Under applicable Delaware law, the Company's stockholders are not entitled to dissenters' or appraisal rights with respect to the approval of the Restated Certificate.

Interest of Certain Persons in the Proposal

        The Series A Holders have an interest in the approval of the Restated Certificate because, among other things, the Series A Conversion will result in substantial dilution of the interests of the Company's current holders of outstanding Common Stock in favor of the current Series A Holders, as described in this section "Proposal No. 2."

Vote Required

        The affirmative vote of (i) the holders of a majority of all outstanding shares of Common Stock and (ii) the holders a majority of the outstanding shares Series A Preferred Stock, voting as a separate class, is required for approval of the amendment to the Company's Certificate of Incorporation and the issuance of shares of Common Stock upon the Series A Conversion set forth in this Proposal No. 2. The Series A Holders have previously approved and consented unanimously to the filing of the Restated Certificate, subject to the Company obtaining the requisite approval of the holders of Common Stock. Broker non-votes with respect to this proposal will be treated as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative. Abstentions will have the same effect as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

 PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK FROM 65 MILLION TO 190 MILLION

Introduction

        The background information necessary to understand fully this Proposal No. 3 and the reasons why the Company is seeking stockholder approval of this proposal are set forth above in the section captioned "Background to Proposal Nos. 1, 2, 3 and 4." We urge you to read that background section carefully.

Increase in the Number of Authorized Shares of Common Stock

        Approval of this Proposal No. 3 is necessary to enable the Company to file the Restated Certificate and increase the number of authorized shares of Common Stock from 65 million to 190 million. The increase in the number of authorized shares of Common Stock is necessary to enable the Company to effect the Series A Conversion and the corresponding issuance of approximately 127 million shares of Common Stock as described in the section captioned "Proposal No. 2." Please refer to Appendix A to this proxy statement for the full provisions of the Restated Certificate.

        As of December 2, 2002, there were 36,903,580 shares of Common Stock outstanding. Additionally, 3,422,222 shares of Common Stock are reserved for issuance upon the conversion of the Series A Preferred Stock, 1,266,828 shares are reserved for issuance upon the exercise of warrants, 3,774,409 shares are reserved for issuance upon the exercise of outstanding stock options and 4,550,612 shares are reserved for issuance upon the exercise of stock options to be granted in the future under the Company's equity incentive plans. Accordingly, out of the 65 million shares of Common Stock authorized for issuance as of December 2, 2002, only 15,082,349 of the currently authorized shares were unissued and unreserved as of that date.

        In order to effect the Series A Conversion and the corresponding issuance of approximately 127 million shares of Common Stock, the Company must have approximately at least an additional 109 million shares of authorized Common Stock. Assuming the Series A Conversion and the increase in the number of authorized shares of Common Stock from 65 million to 190 million are effected, the Company will have approximately 164 million shares of Common Stock outstanding, and, accounting for the shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and stock options or currently reserved for issuance under the Company's equity incentive plans (which will not be affected by approval of this Proposal No. 3), the Company will have approximately 16 million shares of Common Stock authorized but unissued and unreserved. Giving effect to the Reverse Stock Split (Proposal No. 4), the Company will have approximately 155 million to 186 million shares of Common Stock unissued and unreserved, depending on the ratio of the Reverse Stock Split selected by the Board of Directors. The Company may use the additional authorized and unissued shares of its Common Stock to issue additional shares of its Common Stock from time to time in equity financings, under its equity compensation plans or in connection with other matters; however the Company currently has no definitive plans to issue additional shares of its Common Stock.

        Subject to the requisite approval of the holders of Common Stock, the Board has approved unanimously the Restated Certificate and the increase in the authorized number of shares of Common Stock from 65 million to 190 million.

Potential Anti-Takeover Effect of Authorized but Unissued Securities

        This amendment to the Company's Certificate of Incorporation would result in a greater difference between the number of authorized shares and the number of outstanding shares of Common Stock. The increase in the difference between the number of authorized shares and the number of outstanding shares of Common Stock could have the overall effect of making the acquisition of the Company and the removal of the Company's management more difficult because the Company could issue additional shares of Common Stock in an effort to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Accordingly, the issuance of shares of Common Stock under particular circumstances may discourage attempts to change control of the Company, especially in the event of a hostile takeover bid, and this anti-takeover effect could benefit management at the expense of stockholders. The issuance of additional shares of Common Stock could also have the effect of diluting any earnings per share and book value per share of outstanding shares of Common Stock.

        The Board of Directors may authorize the issuance of Common Stock without stockholder approval, and the Company may issue new securities without first offering them to stockholders. The holders of shares of Common Stock have no preemptive rights. Preemptive rights generally give stockholders a right to purchase new securities issued by the Company, protecting stockholders from dilution by allowing them to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, the Company may issue shares in a manner that dilutes its current stockholders.

Consequences of a Failure to Approve this Proposal

        If this Proposal No. 3 is not approved, the Company will be unable to increase the authorized number of shares of Common Stock from 65 million to 190 million, which would be required to permit the Series A Conversion and the issuance of Common Stock upon the Series A Conversion. In addition, each of Proposal Nos. 1, 2, 3 and 4 must be approved for the Company to file the Restated Certificate and prevent the redemption of the Series A Preferred Stock. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 or 4 may have the effect of a vote against all of Proposal Nos. 1, 2, 3 and 4. If any of these proposals are not approved, even if the others are, the Company will be unable to file the Restated Certificate, will be unable to achieve compliance with the continued listing requirements of either The Nasdaq National Market or The Nasdaq SmallCap Market and will likely be unable to prevent the redemption of the Series A Preferred Stock. In the event of a delisting, if the Series A Holders were to elect to exercise their redemption rights at this time, the Company would not have the funds available to redeem all outstanding shares of Series A Preferred Stock and would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

        Please refer to the discussion in the section of the proxy statement captioned "Background to Proposal Nos. 1, 2, 3 and 4" above, and the subsection therein captioned "Consequences if Stockholder Approval for Proposal Nos. 1, 2, 3 and 4 Is Not Obtained," for a more complete explanation of the possible consequences if the Company is unable to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock to effect the Series A Conversion and the issuance of Common Stock upon the Series A Conversion.

No Dissenters' Rights

        Under applicable Delaware law, the Company's stockholders are not entitled to dissenters' or appraisal rights with respect to the approval of the Restated Certificate.

Vote Required

        The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the amendment to the Company's Certificate of Incorporation set forth in this Proposal No. 3. Broker non-votes with respect to this proposal will be treated as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative. Abstentions will have the same effect as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 3.

 PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF
THE OUTSTANDING COMMON STOCK

Introduction

        The background information necessary to understand fully this Proposal No. 4 and the reasons why the Company is seeking stockholder approval of this proposal are set forth above in the section captioned "Background to Proposal Nos. 1, 2, 3 and 4." We urge you to read that background section carefully.

The Reverse Stock Split

        Approval of this Proposal No. 4 is necessary to enable the Company to file the Restated Certificate and effect the Reverse Stock Split at a ratio in the range of 1:5 to 1:40. Please refer to Appendix A to this proxy statement and to the section captioned "Background to Proposal Nos. 1, 2, 3 and 4" for the full provisions of the Restated Certificate.

        If the Restated Certificate is approved and filed, immediately following the Series A Conversion, the Company will effect the Reverse Stock Split of outstanding shares of Common Stock (including the shares of Common Stock issued to the Series A Holders upon the Series A Conversion). The actual ratio of the Reverse Stock Split will be in the range of 1:5 to 1:40, as determined in the judgment of the Board to be most likely sufficient to allow the Company to achieve and sustain compliance with the $1.00 minimum per share price requirements of The Nasdaq National Market or The Nasdaq SmallCap Market. The Board believes that stockholder approval of the specified range of ratios for the Reverse Stock Split will provide the Board of Directors with the maximum flexibility to achieve the purpose of the Reverse Stock Split and that this discretion is in the best interests of the Company's stockholders.

        As of the date of this proxy statement, the Board expects to effect a Reverse Stock Split at a ratio in the range of 1:5 to 1:40 for which approval is being sought. The ratio of the Reverse Stock Split will depend upon the market price of the Company's stock at or near the Conversion Time. The goal of this split as described herein is to cause an increase in the market price of the Company's Common Stock. By way of illustration, assuming a per share price of $0.24 (the closing price of the Company's Common Stock on December 2, 2002), immediately prior to the time the Reverse Stock Split is to occur, if the Board determines that the desired target for the increased price is $5 or $10, for example, the expected split to be undertaken would be in the ratio of 1:21 or 1:40, respectively.

        The following table sets forth the number of shares of the Company's Common Stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, assuming the conversion of all issued and outstanding shares of the Company's Series A Preferred Stock into shares of Common Stock at the Series A Adjusted Conversion Price. The table does not account for rounding as a result of fractional shares.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding Before Reverse Stock Split (after giving effect to the Series A Conversion)	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	164 million	164 million
1:5	164 million	32.8 million
1:10	164 million	16.4 million
1:20	164 million	8.2 million
1:30	164 million	5.5 million
1:40	164 million	4.1 million

        If a stockholder owns 10,000 shares of Common Stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own 2,000 shares in the case of a Reverse Stock Split in the ratio of 1:5, 1,000 shares in the case of a Reverse Stock Split in the ratio of 1:10, 500 shares in the case of a Reverse Stock Split in the ratio of 1:20, 333 shares in the case of a Reverse Stock Split in the ratio of 1:30, and 250 shares in the case of a Reverse Stock Split in the ratio of 1:40.

        The lasting effect of the proposed Reverse Stock Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The Company cannot assure you that the market price per new share of the Company's Common Stock after the Reverse Stock Split (which we refer to as "New Shares") will rise in proportion to the reduction in the number of old shares of the Company's Common Stock outstanding (which we refer to as "Old Shares") as a result of the Reverse Stock Split. The Company also cannot assure you that the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq's Maintenance Standard 1 or The Nasdaq SmallCap Requirements, or that the Company will otherwise meet the requirements of Nasdaq for continued inclusion for trading on either The Nasdaq National Market or The Nasdaq SmallCap Market, including, for example, the applicable minimum stockholders' equity requirements of Maintenance Standard 1 or The Nasdaq SmallCap Requirements. The market price of the Company's Common Stock is dependent on the Company's financial condition, performance, prospects and a number of other factors, many of which are unrelated to the number of shares outstanding. If the Company's efforts to meet the requirements of Maintenance Standard 1 or The Nasdaq SmallCap Requirements are unsuccessful, the Company's Common Stock would remain subject to delisting.

        The liquidity of the Company's Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of the Company's stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting those sales.

        Subject to the significant dilution of the current holders of Common Stock that will result from the Series A Conversion, the Reverse Stock Split will affect all of the Company's holders of Common Stock (including the holders of Common Stock received upon the Series A Conversion) uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the Company's stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will make a cash payment to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split. The cash payment for any fractional share will be equal to the product of (x) the fractional share and (y) the closing price of the Company's Common Stock on The Nasdaq National Market on the day immediately prior to the day the Company files the Restated Certificate (or if such price is unavailable, then such other price as determined by the Board).

        The Reverse Stock Split will not affect the par value of the Company's Common Stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to its Common Stock will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of the Company's Common Stock will be decreased and increased, respectively, because there will be fewer shares of the Company's Common Stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants of the Company, and the number of shares reserved for issuance in the Company's existing stock option plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

        Subject to the significant dilution of the current holders of Common Stock that will result from the Series A Conversion, the Reverse Stock Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to fractional shares as described above. The Company's issued Common Stock will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

        The Reverse Stock Split will have no effect on the authorized shares of Common Stock that are not issued or outstanding and will have no effect on the total number of shares of Common Stock the Company is authorized to issue under the Restated Certificate. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of Common Stock that are authorized and unissued will increase. The Company may use the additional authorized and unissued shares of its Common Stock resulting from the Reverse Stock Split to issue additional shares of its Common Stock from time to time in equity financings, under its equity compensation plans or in connection with other matters; however the Company currently has no definitive plans to issue additional shares of its Common Stock.

        Subject to the requisite approval of the holders of Common Stock, the Board has approved unanimously the Restated Certificate and the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

        Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding will increase in proportion to the number of shares of Common Stock that are issued and outstanding prior to the Reverse Stock Split. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), this Proposal No. 4 is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company. Other than as set forth in Proposal Nos. 1, 2 and 3 and this Proposal No. 4, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

Exchange of Stock Certificates

        The Reverse Stock Split will be effected immediately following the Conversion Time. Beginning at the effective time of the Reverse Stock Split, each certificate representing Old Shares will be deemed for all corporate purposes to represent New Shares. The text of the Restated Certificate would be in substantially the form attached to this proxy statement as Appendix A; provided that the Restated Certificate would be subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to effect the Series A Conversion and to effect the Reverse Stock Split, including insertion of the applicable Reverse Stock Split ratio approved by the Board within the range approved by the stockholders.

        As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Series A Conversion has been effected and that the Reverse Stock Split has been effected. The transfer agent for the Company will act as the "exchange agent" for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Fractional Shares

        The Company will not issue fractional certificates for New Shares in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board for the exchange ratio for the Reverse Stock Split will, upon surrender to the exchange agent of the certificates representing fractional shares, receive cash at the market price of the Common Stock. The market price shall be the closing price of the Company's Common Stock on The Nasdaq National Market on the day immediately prior to the day the Company files the Restated Certificate (or if such price is not available, then such other price as determined by the Board).

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material federal income tax consequences of the Reverse Stock Split to certain holders of Old Shares, but does not purport to be a complete discussion of all of all of the potential tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof) as of the date hereof, all of which is subject to change retroactively as well as prospectively. The Company's view regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below.

        This summary assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss any state, local, foreign or minimum income or other tax consequences. In addition, this summary does not address the tax consequences applicable to a holder's particular circumstances or to holders that are subject to special tax rules, including without limitation banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities and persons who hold Old Shares as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction. THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT.

        Other than the cash payments, if any, received by a stockholder in lieu of fractional shares as discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received pursuant to the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. Stockholders who receive cash in lieu of fractional share interests in the New Shares as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the Old Shares were held for more than one year. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

Consequences of a Failure to Approve this Proposal

        If this Proposal No. 4 is not approved, the Company will be unable to effect the Reverse Stock Split. In addition, each of Proposal Nos. 1, 2, 3 and 4 must be approved for the Company to file the Restated Certificate and prevent the redemption of the Series A Preferred Stock. Accordingly, a vote AGAINST any of Proposal Nos. 1, 2, 3 or 4 may have the effect of a vote against all of Proposal Nos. 1, 2, 3 and 4. If any of these proposals are not approved, even if the others are, the Company will be unable to file the Restated Certificate, will be unable to achieve compliance with the continued listing requirements of either The Nasdaq National Market or The Nasdaq SmallCap Market and will likely be unable to prevent the redemption of the Series A Preferred Stock. In the event of a delisting, if the Series A Holders were to elect to exercise their redemption rights at this time, the Company would not have the funds available to redeem all outstanding shares of Series A Preferred Stock and would likely need to consider taking action that may result in the Company's dissolution, insolvency or seeking protection under bankruptcy laws or other similar actions.

        Please refer to the discussion in the section of the proxy statement captioned "Background to Proposal Nos. 1, 2, 3 and 4" above, and the subsection therein captioned "Consequences if Stockholder Approval for Proposal Nos. 1, 2, 3 and 4 Is Not Obtained," for a more complete explanation of the possible consequences if the Company is unable to amend its Certificate of Incorporation to effect the Reverse Stock Split.

No Dissenters' Rights

        Under applicable Delaware law, the Company's stockholders are not entitled to dissenters' or appraisal rights with respect to the approval of the Restated Certificate.

Vote Required

        The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the amendment to the Company's Certificate of Incorporation set forth in this Proposal No. 4. Broker non-votes with respect to this proposal will be treated as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative. Abstentions will have the same effect as votes "against" the proposal because they represent shares entitled to vote which have not been voted in the affirmative.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 4.

 PROPOSAL NO. 5

ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is currently composed of seven members. There are two directors in the class whose term of office expires in 2002. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is certain biographical information, as of August 31, 2002, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting:

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting of Stockholders

Patrick G. Enright

        Patrick G. Enright, 40, has served as a director of the Company since March 1998 and has performed consulting services for the Company from December 2001 to June 2002. Since June 2002, Mr. Enright has been a general partner of Pequot Ventures, where he specializes in healthcare venture capital investments. From March 1998 to December 2001, Mr. Enright was a managing member of Diaz & Altschul Group, LLC, a principal investment group specializing in investments in biopharmaceutical and medical device companies. From March 1995 to February 1998, Mr. Enright served in various executive positions at the Company, including Senior Vice President, Corporate Development and Chief Financial Officer. From September 1993 to June 1994, Mr. Enright was Senior Vice President of Finance and Business Development for Boehringer Mannheim Therapeutics, a pharmaceutical company and a subsidiary of Corange Ltd. From September 1989 to September 1993, Mr. Enright was employed at PaineWebber Incorporated, an investment banking firm, where he became a Vice President in January 1992. Mr. Enright is also currently a director of Infotrieve, Inc. and Codexis, Inc. Mr. Enright received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in Biological Sciences from Stanford University.

Alan C. Mendelson

        Alan C. Mendelson, 54, has served as a director of the Company since February 2001 and as Secretary of the Company since March 2000. Mr. Mendelson is a senior partner of Latham & Watkins, a private law firm, and has been with that firm since May 2000. Previously, Mr. Mendelson was with Cooley Godward LLP, a private law firm, for 27 years and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and from November 1996 to October 1997. Mr. Mendelson served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson previously served as Secretary and Acting General Counsel of Amgen, Inc., a biopharmaceutical company, from April 1990 to March 1991. Mr. Mendelson is also currently a director of US Search.com, Inc. and QLT, Inc. Mr. Mendelson received his J.D. from Harvard Law School and his A.B. in Political Science from the University of California, Berkeley.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL NO. 5.

Directors Continuing in Office Until the 2003 Annual Meeting of Stockholders

Raju Kucherlapati, Ph.D.

        Raju Kucherlapati, Ph.D., 59, has served as a director of the Company since March 1995. Since 2001, Dr. Kucherlapati has been a professor at Harvard Medical School. From 1989 to 2001, Dr. Kucherlapati served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine. Dr. Kucherlapati is a founder of both Cell Genesys, Inc., a biotechnology company, and Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Kucherlapati also serves on the boards of directors of Abgenix, Inc., Zyomyx, Inc., GenPath Pharmaceuticals, Inc., Vitivity, Inc. and Millennium Pharmaceuticals, Inc. Dr. Kucherlapati received his Ph.D. in Genetics from the University of Illinois.

Bert W. O'Malley, M.D.

        Bert W. O'Malley, M.D., 65, has served as a director of the Company since March 1999. Dr. O'Malley co-founded GeneMedicine and served as one of its directors from April 1998 to March 1999. Dr. O'Malley has been Chairman of the Department of Molecular and Cellular Biology at Baylor College of Medicine since 1973. He is a member of the National Academy of Science and the Institute of Medicine and is the author of more than 500 scientific publications. Dr. O'Malley's scientific work includes major achievements in the areas of medical endocrinology and reproduction with potentially broad application to the diagnosis of human genetic diseases and the treatment of breast and prostatic cancer. His work includes the invention of the Company's proprietary GeneSwitch™ technology for the genetic regulation of therapeutic proteins. Dr. O'Malley also serves on the board of directors of Rejuvenon Corp. Dr. O'Malley holds a B.S. in Psychology/Chemistry and an M.D. degree from the University of Pittsburgh.

Mark McDade

        Mark McDade, 47, has served as a director of the Company since May 2000. Since January 2001, Mr. McDade has been the Chief Executive Officer of Signature BioScience, Inc., a privately-held company focused on drug discovery. Mr. McDade has been elected to serve as Chief Executive Officer of Protein Design Labs, Inc., effective as of December 2, 2002. Mr. McDade was the President and Chief Operating Officer of Corixa Corporation, a developer of immunotherapeutic products through 2000. As a co-founder of Corixa in September 1994, he served as its Chief Operating Officer since that company's inception. Prior to Corixa, Mr. McDade held various management positions at Boehringer Mannheim and Sandoz Ltd. Mr. McDade also serves on the boards of directors of Corixa Corporation and Akceli, Inc. Mr. McDade earned an M.B.A. from the Harvard University Graduate School of Business and a B.A. in History from Dartmouth College.

Directors Continuing in Office Until the 2004 Annual Meeting of Stockholders

Benjamin F. McGraw, III, Pharm.D.

        Benjamin F. McGraw, III, Pharm.D., 53, has served as the Company's President and Chief Executive Officer since September 1994, when he joined Megabios Corp., and as Chairman since May 1997. In March 1999, Megabios merged with GeneMedicine, Inc. to form Valentis. In August 1999, Valentis merged with PolyMASC Pharmaceuticals, plc. Prior to Megabios, Dr. McGraw gained experience in R&D as Vice President, Development for Marion and Marion, Merrell Dow; in business development as Corporate Vice President, Corporate Development at Allergan, Inc.; and in finance as President of Carerra Capital Management. Dr. McGraw also serves on the board of directors of ISTA Pharmaceuticals. Dr. McGraw received his Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences, where he also completed a clinical practice residency.

John S. Schroeder, M.D.

        John S. Schroeder, M.D., 65, has served as a director of the Company since June 2002. Dr. Schroeder is a Professor of Medicine at the Stanford University School of Medicine, where he was an intern and resident from 1962 to 1967, a postdoctoral fellow from 1967 to 1969 and became Chief of the Cardiovascular Medicine Clinic at Stanford after an Assistant and Associate Professorship of Medicine there. Dr. Schroeder is nationally and internationally known for his research in heart transplantation, coronary artery spasm and coronary artery disease, with over twelve books and 270 scientific publications to his credit. Dr. Schroeder received his A.B. from the University of Michigan, Ann Arbor and his M.D. from the University of Michigan Medical School.

Board Committees and Meetings

        The Board of Directors held eight meetings during the fiscal year ended June 30, 2002. During the fiscal year, the Board had an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee also meets with the Company's independent auditors to review the Company's quarterly financial results and to discuss the results of the independent auditors' quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Audit Committee is composed of three non-employee directors: Mr. Enright, Mr. McDade and Dr. O'Malley. The Audit Committee met four times during the fiscal year ended June 30, 2002.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Drs. O'Malley and Kucherlapati and Mr. McDade. The Compensation Committee met one time during the last fiscal year.

        During the fiscal year ended June 30, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Compensation of Directors

        Each non-employee director of the Company receives a quarterly retainer of $3,000 and a per meeting fee of $1,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        Under the Company's 1998 Non-Employee Directors' Stock Option Plan, on the date of the annual stockholders' meeting of each year, each non-employee director will be granted automatically, without further action by the Company, its stockholders or the Board of Directors, an option to purchase 10,000 shares of Common Stock. In addition, each new non-employee director will receive a one time grant to purchase 25,000 shares of Common Stock on the date of the annual stockholders' meeting at which such new director is elected to the Board of Directors. The exercise price of the options granted to the non-employee directors is 100% of the fair market value of the Common Stock on the date of the option grant.

        Mr. Enright, one of the Company's directors, performed consulting services for the Company from December 2001 through June 2002. Mr. Enright received options to purchase 100,000 shares of the Company's Common Stock as consideration for his consulting services.

Compensation Committee Interlocks and Insider Participation

        During the year ended June 30, 2002, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. No current or former executive officer or employee of the Company serves on the Compensation Committee.

 PROPOSAL NO. 6

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        Audit Fees:    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $220,000.

        All Other Fees:    The aggregate fees billed for services rendered by the Company's principal accountants, other than those described above, for the fiscal year ended June 30, 2002 were $143,000. These fees include audited related fees of $117,000 and non-audited related fees of $26,000.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 11, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

BENEFICIAL OWNERSHIP

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Patrick G. Enright (2)	373,665	1.0%
Alan C. Mendelson (3)	36,203	*
Raju Kucherlapati, Ph.D. (4)	60,832	*
Mark McDade (5)	35,311	*
Benjamin F. McGraw, III, Pharm.D. (6)	620,239	1.7%
Bert W. O'Malley, M.D. (7)	52,082	*
J. Tyler Martin, Sr., M.D. (8)	129,913	*
John S. Schroeder, M.D.	—	*
Margaret M. Snowden (9)	77,664	*
Alain Rolland, Pharm.D., Ph.D (10)	169,915	*
Joseph A. Markey (11)	41,655	*
Bennet L. Weintraub (12)	141,920	*
All executive officers and directors as a group (12 persons)	1,739,399	4.7%
State of Wisconsin Investment Board (13) P.O. Box 7842 Madison, WI 53707	3,955,260	10.7%
Entities Affiliated with Wellington Trust Company, N.A. (14) 75 State Street Boston, Massachusetts 02109	5,962,600	16.2%

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,840,095 shares outstanding on October 11, 2002, adjusted as required by rules promulgated by the SEC.

(2)
Represents: (i) 166,599 shares owned by Mr. Enright; (ii) 8,500 shares held in trust for the benefit of one of Mr. Enright's children for which Mr. Enright and his spouse serve as co-trustees; (iii) 7,400 shares held in trust for the benefit of one of Mr. Enright's children for which Mr. Enright and his spouse serve as co-trustees; (iv) 2,000 shares held in a partnership of which Mr. Enright is a general partner; and (v) 189,166 shares issuable upon the exercise of stock options granted to Mr. Enright that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes (i) 834 shares issuable upon exercise of stock options granted to Mr. Enright that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002; and (ii) 105,000 shares issuable upon exercise of a currently-exercisable warrant issued to Diaz & Altschul Group, LLC, of which Mr. Enright was a managing member through December 2001.

(3)
Represents: (i) 16,100 shares owned by Mr. Mendelson; and (ii) 20,103 shares issuable upon the exercise of stock options granted to Mr. Mendleson that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 14,897 shares issuable upon exercise of stock options granted to Mr. Mendelson that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(4)
Represents: (i) 8,333 shares owned by Dr. Kucherlapati; and (ii) 52,499 shares issuable upon the exercise of stock options granted to Dr. Kucherlapati that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 834 shares issuable upon exercise of stock options granted to Mr. Kucherlapati that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(5)
Represents: 35,311 shares issuable upon the exercise of stock options granted to Mr. McDade that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 9,689 shares issuable upon exercise of stock options granted to Mr. McDade that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(6)
Represents: (i) 46,332 shares owned by Dr. McGraw; (ii) 315,148 shares and 12,112 shares held in an irrevocable trust and in a children's trust, respectively, for the benefit of Dr. McGraw's children for which Dr. McGraw and his spouse serve as co-trustees; and (iii) 246,647 shares issuable upon the exercise of stock options granted to Dr. McGraw that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 298,863 shares issuable upon exercise of stock options granted to Dr. McGraw that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(7)
Represents: 52,082 shares issuable upon the exercise of stock options granted to Dr. O'Malley that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 2,918 shares issuable upon exercise of stock options granted to Dr. O'Malley that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(8)
Represents: (i) 10,998 shares owned by Dr. Martin; and (ii) 118,915 shares issuable upon the exercise of stock options granted to Dr. Martin that are currently exercisable or exercisable within 60 days of October 11, 2002.

(9)
Represents: (i) 9,089 shares owned by Ms. Snowden; and (ii) 68,575 shares issuable upon the exercise of stock options granted to Ms. Snowden that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 136,653 shares issuable upon exercise of stock options granted to Ms. Snowden that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(10)
Represents: (i) 78,440 shares owned by Dr. Rolland; and (ii) 91,475 shares issuable upon the exercise of stock options granted to Dr. Rolland that are currently exercisable.

(11)
Represents: (i) 8,425 shares owned by Mr. Markey; and (ii) 33,230 shares issuable upon the exercise of stock options granted to Mr. Markey that are currently exercisable or exercisable within 60 days of October 11, 2002. Excludes 96,968 shares issuable upon exercise of stock options granted to Mr. Markey that are not currently exercisable and will not be exercisable within 60 days of October 11, 2002.

(12)
Represents: (i) 24,400 shares owned by Mr. Weintraub; and (ii) 117,520 shares issuable upon the exercise of stock options granted to Mr. Weintraub that are currently exercisable.

(13)
Based solely on an amended Schedule 13G filed on March 7, 2002 with the SEC.

(14)
Based solely on an amended Schedule 13G filed on February 12, 2002 with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file.

        Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended June 30, 2002, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

EXECUTIVE OFFICERS OF THE COMPANY

Certain Information With Respect to Executive Officers

        The executive officers of the Company as of August 31, 2002 are as follows:

Name	Age	Position
Benjamin McGraw, III, Pharm.D.	53	President, Chief Executive Officer and Chairman
J. Tyler Martin, Sr., M.D.	43	Sr. Vice President, Research and Development
Margaret M. Snowden	43	General Counsel
Joseph A. Markey	48	Senior Director of Finance and Controller

        The principal occupations and positions for the past five years, and in some cases prior years, of the executive officers named above, are as follows (unless set forth elsewhere in this report):

J. Tyler Martin, Sr., M.D.

        J. Tyler Martin, Sr., M.D. has served as the Company's Senior Vice President, Research and Development since July 2001. Dr. Martin joined the Company as Vice President, Clinical Development and Regulatory Affairs in July 2000. From December 1997 to July 2000, Dr. Martin was Executive Director, Clinical Research and Development at the SyStemix/GTI unit of Novartis, AG. Prior to SyStemix/GTI, Dr. Martin served as Director, Antiviral Clinical Research at Parke-Davis Inc. from April 1997 to November 1997 and as Associate Director of Clinical Research at Chiron Corp. from February 1994 to April 1997. Dr. Martin received an M.D. from the University of Nebraska and a B.S. in chemistry from the University of Nebraska (Kearney). As part of a reduction in staff, Dr. Martin left the Company in October 2002.

Margaret M. Snowden

        Margaret M. Snowden has served as the Company's General Counsel since October 2001. From March 2000 to October 2001, Ms. Snowden served as Vice President, Intellectual Property and Legal Affairs of the Company. Ms. Snowden joined the Company in April 1996 and served previously as Corporate Counsel, Intellectual Property and Licensing. From October 1993 to April 1996, Ms. Snowden was a patent attorney with SyStemix, Inc., a biotechnology company and a subsidiary of Sandoz, Ltd. Ms. Snowden received her J.D. from Boalt Hall School of Law at the University of California, Berkeley, and her B.S. and M.S. in cell and molecular biology from Florida Institute of Technology. As part of a reduction in staff, Ms. Snowden is expected to transition out of the Company, but she is expected to continue to lead the Company's patent infringement litigation.

Joseph A. Markey

        Joseph A. Markey has served as the Company's Senior Director of Finance and Controller since February 2002. From April 2000 to February 2002, Mr. Markey served as Director of Finance of the Company. From July 1979 to April 2000, Mr. Markey held various domestic and international financial positions with International Business Machines Corporation. Mr. Markey received an M.B.A. and a B.S. in finance from the University of Scranton.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table shows for the fiscal years ended June 30, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company's (i) Chief Executive Officer; (ii) the four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2002, and (iii) one other individual who would have been one of the most highly compensated except that he was not serving as an executive officer as of June 30, 2002 (the "Named Executive Officers"):

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options/SARs	All Other Compensation(3)
Benjamin F. McGraw, III, Pharm.D., President, Chief Executive Officer and Chairman	2002 2001 2000	$338,185 322,081 304,484	$96,624 91,155 50,000	— — —	183,010 95,000 107,500	$1,380 1,380 1,150
J. Tyler Martin, Sr., M.D., Senior Vice President, Development(4)	2002 2001	$242,175 199,013	$37,803 —	— —	109,220 170,000	$35,994 427	(8)
Margaret M. Snowden, General Counsel	2002 2001 2000	$188,115 185,300 151,013	$37,060 24,663 —	— — —	87,562 10,000 46,400	$403 383 271
Bennet L. Weintraub, Chief Financial Officer and Vice President, Finance(5)	2002 2001 2000	$122,964 189,176 182,379	$44,430 30,317 20,000	— — —	27,000 30,000 39,375	$88,285 590 470	(9)
Alain Rolland, Pharm.D., Ph.D. Senior Vice President, Preclinical Research and Development(6)	2002 2001 2000	$253,801 235,065 216,633	$45,535 41,663 —	— — —	36,000 75,000 69,614	$27,026 501 381	(10)
Joseph A. Markey Senior Director of Finance and Controller(7)	2002 2001 2000	$126,250 116,904 28,750	$17,536 3,625 —	— — —	44,198 — 36,000	$1,484 344 15,083	(11) (12)

(1)
Bonuses reflect payment by the Company to the named executive officer during the fiscal year for such officer's performance in the prior fiscal year.

(2)
As permitted by rules promulgated by the SEC, no amounts are shown where the amounts constitute perquisites and do not exceed the higher of 10% of the sum of the salary and bonus column or $50,000.

(3)
Unless otherwise indicated, amount represents insurance premiums paid by the Company with respect to group life insurance for the benefit of the Named Executive Officers.

(4)
Dr. Martin joined the Company in July 2000 and left the Company in October 2002.

(5)
Represents actual compensation received by Mr. Weintraub during the fiscal year ended June 30, 2002. Mr. Weintraub left the Company in February 2002. His annualized salary for the fiscal year ended June 30, 2002 was $225,294.

(6)
Dr. Rolland left the Company on June 30, 2002.

(7)
Represents actual compensation received by Mr. Markey during the fiscal year ended June 30, 2000. Mr. Markey joined the Company in April 2000. His annualized salary for the fiscal year ended June 30, 2000 was $115,000.

(8)
Represents a mortgage subsidy granted to Dr. Martin valued at $35,475 and $519 in insurance premiums paid by the Company with respect to group life insurance for the benefit of Dr. Martin.

(9)
Represents (i) a $65,581 severance payment by the Company to Mr. Weintraub, (ii) a $22,319 payment for accrued vacation time to Mr. Weintraub, and (iii) $385 in insurance premiums paid by the Company with respect to group life insurance for the benefit of Mr. Weintraub.

(10)
Represents (i) a $26,478 payment for accrued vacation time to Dr. Rolland and (ii) $548 in insurance premiums paid by the Company with respect to group life insurance for the benefit of Dr. Rolland.

(11)
Represents (i) a $1,120 payment for dependent care benefits and (ii) $364 in insurance premiums paid by the Company with respect to group life insurance for the benefit of Mr. Markey.

(12)
Represents (i) a $15,000 signing bonus and (ii) $83 in insurance premiums paid by the Company with respect to group life insurance for the benefit of Mr. Markey.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1997 Equity Incentive Plan and its 2001 Nonstatutory Incentive Plan (the "Incentive Plans"). As of September 30, 2002, options to purchase a total of 3,816,202 shares were outstanding under the Incentive Plans and options to purchase 2,979,195 shares remained available for grant thereunder.

        The following tables show for the fiscal year ended June 30, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Fiscal Year Ended June 30, 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Option Granted (#)	% of Total Options Granted to Employees in Fiscal Year (2)
Name			Exercise of Base Price ($/sh) (3)	Expiration Date
					5% ($)	10% ($)
Benjamin F. McGraw, III, Pharm.D.	16,043 93,957 16,842 56,168	0.86 5.05 0.90 3.02%	$4.55 4.55 2.20 2.20	7/22/11 7/22/11 3/12/12 3/12/12	$45,907 268,855 23,302 77,712	$116,336 681,332 59,052 196,938
J. Tyler Martin, Sr., M.D.	4 37,996 38,000 10,382 22,838	* 2.04 2.04 0.56 1.23	4.55 4.55 2.20 2.20 2.20	7/22/11 7/22/11 3/12/12 3/12/12 3/12/12	11 108,724 52,576 14,364 31,598	29 275,529 133,237 36,402 80,075
Margaret M. Snowden	30,586 26,414 11,883 18,679	1.64 1.42 0.64 1.00	4.55 4.55 2.20 2.20	7/22/11 7/22/11 3/12/12 3/12/12	87,521 75,583 16,441 25,844	221,795 191,542 41,665 65,493
Bennet L. Weintraub	15,236 11,764	0.82 6.32	4.55 4.55	7/22/11 7/22/11	43,597 33,662	110,484 85,307
Alain Rolland, Pharm.D., Ph.D	5,251 30,749	2.82 1.65	4.55 4.55	7/22/11 7/22/11	15,026 87,987	38,078 222,977
Joseph A. Markey	26,063 18,135	1.40 0.97	5.87 2.20	7/01/11 3/12/12	96,214 25,091	243,828 63,586

(1)
Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

(2)
Based on options to purchase 1,861,878 shares of the Company's Common Stock granted in fiscal year ended June 30, 2002.

(3)
All options were granted at the fair market value at the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at June 30, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at June 30, 2002 (2) ($) Exercisable/Unexercisable
Benjamin F. McGraw III, Pharm.D.	—	—	195,496 / 250,014	$0 / $0
J. Tyler Martin, Sr., M.D	—	—	105,915 / 198,305	$0 / $0
Margaret M. Snowden	—	—	44,723 / 110,505	$0 / $0
Bennet L. Weintraub	—	—	117,520 / 0	$0 / $0
Alain Rolland, Pharm.D., Ph.D	—	—	171,297 / 0	$0 / $0
Joseph A. Markey	—	—	19,499 / 60,699	$0 / $0

(1)
Fair market value of the Company's Common Stock on date of exercise minus the exercise price.

(2)
Fair market value of the Company's Common Stock on June 30, 2002 was $1.34 minus the exercise price of the options.

Equity Compensation Plan Information

        The following table sets forth information as of June 30, 2002 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,106,288	$6.87	2,218,733
Equity compensation plans not approved by security holders (2)	1,015,910	$3.17	1,984,090

Total	4,122,198	$5.96	4,202,823

(1)
Consists of the 1997 Equity Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan and the GeneMedicine 1993 Stock Option Plan. These equity compensation plans are more fully described in Note 12 to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K.

(2)
Consists of the 2001 Nonstatutory Incentive Plan.

Equity Compensation Plans Not Approved by Security Holders

        The 2001 Nonstatutory Incentive Plan (the "Nonstatutory Plan") was adopted by the Board of Directors in May 2001, covering 3,000,000 shares of Common Stock of the Company. The Nonstatutory Plan provides for grants of nonstatutory stock options to employees, directors and consultants of the Company. The exercise price of options granted under the Nonstatutory Plan is determined by the Board of Directors but cannot be less than 100% of the fair market value of the Common Stock on the date of the grant. Options under the Nonstatutory Plan generally vest 25% one year after the date of grant and on a pro rata basis over the following 36 months and expire ten years after the date of grant or 90 days after termination of employment. Options granted under the Nonstatutory Plan cannot be repriced without the prior approval of the Company's stockholders. As of June 30, 2002, options for 1,015,910 shares had been granted under the Nonstatutory Plan.

CERTAIN TRANSACTIONS

        For the fiscal year ended June 30, 2002, the Company paid an aggregate of $422,934 to the law firm of Latham & Watkins for the provision of legal services during that period. Mr. Mendelson, one of the Company's directors, is a partner of Latham & Watkins.

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

        Mr. Enright, one of the Company's directors, performed consulting services for the Company from December 2001 through June 2002. Mr. Enright received options to purchase 100,000 shares of the Company's Common Stock as consideration for his consulting services.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT1

        During the fiscal year ended June 30, 2002, the Compensation Committee of the Board of Directors (the "Compensation Committee") was composed, at various times, of Drs. Stanley T. Crooke, M.D., Ph.D., Bert W. O'Malley, M.D. and Raju Kucherlapati, Ph.D. and Messrs. Arthur M. Pappas and Mark McDade, none of whom were officers or employees of the Company during their respective terms on the Compensation Committee. In March 2002, following the resignations of Dr. Crooke and Mr. Pappas from the Board of Directors, Dr. O'Malley and Mr. McDade were appointed to the Compensation Committee. Dr. Crooke served as Chairman of the Compensation Committee until December 2001, and Mr. McDade has served as Chairman since March 2002. The Compensation Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels, as the Board requests.

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Compensation and Audit Committees and the performance graph on page 30 shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

        We design our executive compensation programs to attract and retain executives who can lead the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. The executive officers' annual compensation consists of three elements: cash salary, a cash incentive bonus and stock option grants.

        To determine fair compensation, the Compensation Committee reviews historical and current salary, bonus and stock award information for other comparable companies in similar geographic areas and at similar stages of growth and development. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 30. The Compensation Committee also reviews a variety of industry surveys throughout the year, which provide additional information about short- and long-term executive compensation. Based in part on this information, the Compensation Committee generally sets salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies of comparable size in similar industries. We structure our management bonus program around both individual and Company performance. We base the total size of the bonus pool on our success in meeting performance goals for the year, accounting for changes the Compensation Committee discussed and agreed to during the course of the year.

        We use the stock option program to give management employees a substantial economic interest in the long-term appreciation of our Common Stock. We grant existing members of management new options on an annual basis to provide a continuing financial incentive. The size of the option grant is related to the executive's position and performance in the previous year.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Dr. McGraw's salary during fiscal year ended June 30, 2002 as President, Chief Executive Officer and Chairman was $338,185. Following the Compensation Committee's review of Dr. McGraw's performance and the Company's performance during fiscal year ended June 30, 2002, the Compensation Committee set Dr. McGraw's annual salary for fiscal year ending June 30, 2003 at

$338,185. In addition, if the Company achieves a certain milestone, Dr. McGraw would receive (i) an annual salary for the fiscal year ending June 30, 2003 of $348,331 and (ii) a bonus of $67,637 for performance during the fiscal year ended June 30, 2002. The salary increase would be retroactive to July 1, 2002. In June 2002, the Compensation Committee approved a stock option grant for 100,000 shares of Common Stock for Dr. McGraw, which is within the guidelines for the Chief Executive Officer under our annual stock options grant program. In approving Dr. McGraw's compensation, the Compensation Committee took into account (i) Dr. McGraw's past performance as President, Chief Executive Officer and Chairman of the Board of the Company, (ii) the scope of Dr. McGraw's responsibilities and (iii) the Board's assessment of the Company's achievement of its performance objectives.

FEDERAL TAX CONSIDERATIONS

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The statute containing this law and the applicable Treasury Regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any named Executive Officer in a taxable year, which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury Regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

CONCLUSION

        A significant portion of the Company's compensation program and Dr. McGraw's compensation are contingent on Company performance, and the realization of such compensation is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE
Mark McDade
Bert W. O'Malley, M.D.
Raju Kucherlapati, Ph.D.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Our Audit Committee was established on March 30, 1999 and adopted its Audit Committee charter on June 16, 2000. During the fiscal year ended June 30, 2002, the Audit Committee of the Board of Directors was comprised of Messrs. Patrick G. Enright, Mark McDade and Arthur M. Pappas (until March 2002) and Dr. Bert W. O'Malley (since March 2002).

        Each member of the Audit Committee is required to be "independent" within the meaning of The Nasdaq National Market rules and the SEC rules. The Nasdaq rules set forth specific circumstances under which a director will not be considered "independent," including when a director is a partner in a for-profit business organization to which the Company made payments that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater, in any of the past three years. In connection with the December 2000 private placement of our Series A Preferred Stock, we paid cash compensation and issued a warrant to purchase shares of our Common Stock, exercisable at $10.25 per share, to Diaz & Altschul Group, LLC, in consideration for its services as a financial advisor and placement agent. The total value of that compensation exceeded 5% of both our and Diaz & Altschul Group, LLC's consolidated gross revenues for that year. Mr. Enright, one of our directors and a member of the Audit Committee, was a managing member of Diaz & Altschul Group, LLC from March 1998 to December 2001.

        The Nasdaq rules also provide that we may, under exceptional and limited circumstances, appoint one non-independent director to serve on the Audit Committee. We believe that it is in our best interests and those of our stockholders to have Mr. Enright serve on the Audit Committee, due to his expertise in business and accounting and his thorough knowledge of the Company and its operations. Also, in order to eliminate any perceived conflict of interest relating to Mr. Enright's Nasdaq non- independence, he did not participate in the Series A negotiations between our Company and Diaz & Altschul Group, LLC, he abstained from all votes taken by our Board of Directors regarding the Series A financing and the payment of the fee to Diaz & Altschul Group, LLC, and furthermore agreed with that organization that he would receive no part of the cash fee. Subsequent to December 2001, Mr. Enright has been an independent director.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The following is the Audit Committee's report submitted to the Board of Directors for the fiscal year ended June 30, 2002.

        The Audit Committee has: reviewed and discussed the Company's audited financial statements with management and the independent auditors; discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and received from Ernst & Young LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors' independence with them.

        In addition, based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the SEC.

AUDIT COMMITTEE
Patrick G. Enright
Mark McDade
Bert W. O'Malley, M.D.

PERFORMANCE MEASUREMENT COMPARISON2

        The following graph shows the total stockholder return of an investment of $100 in cash on June 30, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Composite Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends, if any.

(2)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Comparison of Cumulative Total Return on Investment

	1997			1998				1999
	09/15	09/30	12/31	03/31	06/30	09/30	12/31	03/31	06/30	09/30	12/31
Valentis	100.0	137.5	118.8	77.1	63.5	42.7	42.7	34.4	31.8	42.2	75.0
NASDAQ Composite Index	100.0	103.1	96.1	112.3	115.9	103.6	134.1	150.6	164.3	168.0	248.9
NASDAQ Biotechnology Index	100.0	104.7	92.8	103.6	97.1	97.5	133.9	152.5	155.3	180.4	269.9
	2000				2001				2002
	03/31	06/30	09/30	12/31	03/31	06/30	09/30	12/31	03/31	06/30	09/30
Valentis	94.8	97.9	68.8	59.4	42.2	52.1	25.0	25.8	23.4	11.2	2.8
NASDAQ Composite Index	279.7	242.6	224.6	151.1	112.6	132.1	91.7	119.3	112.9	89.5	71.7
NASDAQ Biotechnology Index	335.6	372.5	402.6	332.0	234.7	310.3	227.4	278.2	236.6	156.1	142.3

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        For further information about the Company, please request a copy of our Annual Report on Form 10-K, as amended, which we previously filed with the SEC, and is available free of charge. Please access via the Company's website at www.valentis.com under the Investor Relations section, or send written requests to:

Valentis, Inc.
863A Mitten Rd.
Burlingame, CA 94010
Attn: Investor Relations

INCORPORATION BY REFERENCE

        The following documents previously filed by the Company with the SEC under the Exchange Act are hereby incorporated by reference in this Proxy Statement (Commission File No. 0-22987):

        A.    The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002; and

        B.    Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2002.

        All financial statements included in any document filed by the Company with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date on which the Annual Meeting is held which amend or supplement the financial statements or pro forma financial statements incorporated by reference herein shall be deemed to be incorporated by reference into this Proxy Statement as of the date of filing such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) incorporated herein by reference.

By Order of the Board of Directors

Alan C. Mendelson Secretary

                        ,

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VALENTIS, INC.

        VALENTIS, INC., a corporation organized and existing under the laws of the state of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST:    The name of the Corporation is VALENTIS, INC. The name under which this corporation was originally incorporated is Megabios Merger Corporation.

        SECOND:    The date on which the Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of the State of Delaware is August 12, 1997.

        THIRD:    The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, adopted the Amended and Restated Certificate of Incorporation of the Corporation in Exhibit A attached hereto.

        FOURTH:    Thereafter, pursuant to a resolution of the Board of Directors this Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        FIFTH:    The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

        IN WITNESS WHEREOF, Valentis, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this [    ] of [    ], 2002.

VALENTIS, INC.

	By	Benjamin F. McGraw III President and Chief Executive Officer

ATTEST:

Alan C. Mendelson Secretary

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VALENTIS, INC.

I.

        The name of the Corporation is Valentis, Inc.

II.

        The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

        A.    Authorized Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Two Hundred Million (200,000,000) shares. One Hundred Ninety Million (190,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

        The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, by filing a Certificate of Designation in the manner prescribed under the laws of the State of Delaware, to fix and amend the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional, or other special rights, if any, and qualifications, limitations or restrictions thereof. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by filing a Certificate of Designation in the manner prescribed under the laws of the State of Delaware. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        Shares of Common Stock and Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

        Except as otherwise provided herein, no holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

        Effective at 5:01 p.m. Eastern Standard Time on the date of filing of this Amended and Restated Certificate of Incorporation (the "Effective Time"), each one (1) share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall be automatically combined, without any action on the part of the holder thereof, into one-            (1/    ) of one (1) share of fully paid and nonassessble Common Stock of the Corporation ("New Common Stock"), subject to the treatment of fractional share interests described below.

        Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are combined under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

        No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the Effective Time, as reported on the Nasdaq National Market (or if such price is not available, then such other price as determined by the Board of Directors).

        B.    Rights, Preferences and Privileges of the Series A Preferred Stock. 30,800 of the authorized shares of Preferred Stock are designated "Series A Convertible Preferred Stock." The relative rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock are as follows:

        Section 1.    Certain Defined Terms.

        (a)  All the agreements or instruments defined in this Amended and Restated Certificate of Incorporation shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Amended and Restated Certificate of Incorporation.

        (b)  As used in this Article IV(B) the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

        "Arrearage Interest" means interest at the rate of 12% per annum on any dividend on shares of Series A Preferred Stock which dividend is not paid on a Dividend Payment Date, whether or not declared, and which shall accrue from such Dividend Payment Date.

        "Board of Directors" or "Board" means the Board of Directors of the Corporation.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Series A Holders.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

        "Common Stock" includes the Common Stock, $.001 par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

        "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

        "Conversion Price" means with respect to the Series A Preferred Stock, $0.242.

        "Conversion Time" means 5:00 p.m. Eastern Standard Time on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

        "Current Fair Market Value" means, when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq National Market and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten Trading Days consisting of the day preceding the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the nine consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Corporation has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

        "Dividend Payment Date" means each March 15, June 15, September 15 and December 15.

        "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking, as to dividends, junior to the Series A Preferred Stock.

        "Junior Liquidation Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series A Preferred Stock.

        "Liquidation Preference" means, for each share of Series A Preferred Stock, the sum of (i) the Stated Value plus (ii) an amount equal to the accrued and unpaid dividends thereon to the date of final distribution to the Series A Holders in connection with the liquidation, dissolution or winding up of the

Corporation plus (iii) an amount equal to accrued Arrearage Interest, if any, on dividends on such shares of Series A Preferred Stock to the date of final distribution to the Series A Holders in connection with the liquidation, distribution or winding up of the Corporation.

        "Nasdaq" means the Nasdaq National Market.

        "NYSE" means the New York Stock Exchange, Inc.

        "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock.

        "Parity Liquidation Stock" means any class or series of the Corporation's capital stock ranking on a parity as to liquidation rights with the Series A Preferred Stock.

        "Person" means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

        "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking, as to dividends, senior to the Series A Preferred Stock.

        "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock.

        "Series A Holder" means at any time with respect to any share of Series A Preferred Stock the Person shown as the holder of record of such share of Series A Preferred Stock on the records of the Corporation relating to the Series A Preferred Stock which records are maintained in accordance with applicable law.

        "Series A Majority Holders" means at any time the Holders of outstanding shares of Series A Preferred Stock which shares constitute a majority of the outstanding shares of Series A Preferred Stock.

        "Series A Preferred Stock" means the Series A Convertible Preferred Stock, $0.001 par value, of the Corporation.

        "Stated Value" means $1,000 per share of Series A Preferred Stock.

        "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Corporation's board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

        "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, in any such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

        Section 2.    Designation and Amount. The number of shares constituting the Series A Preferred Stock shall be 30,800, and shall not be subject to increase.

        Section 3.    Rank. The Series A Preferred Stock shall rank senior to the Common Stock and any shares of any other series of preferred stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, except as otherwise approved by the Series A Majority Holders in accordance with Section 8(b) of this Article IV. Nothing in this Section 3 shall prohibit the Corporation from issuing shares of capital stock if such issuance is made in compliance with Section 8(b) and the applicable provisions of the General Corporation Law of the State of Delaware.

        Section 4.    Dividends and Distributions.

        (a)  The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50 per annum per share, and no more (except as otherwise provided herein), which shall be fully cumulative, shall accrue daily without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series A Preferred Stock and shall be payable quarterly on each Dividend Payment Date of each year commencing on March 15, 2001 (except that if any such date is not a Business Day, then such dividend shall be payable on the next succeeding day that is a Business Day) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than ten nor less than five days preceding the payment dates for such dividends, as shall be fixed by the Board.

        Dividends on the Series A Preferred Stock shall be paid in cash or shares of Common Stock or any combination of cash and shares of Common Stock, at the option of the Corporation as herein provided. The amount of the dividends payable per share of Series A Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a Dividend Payment Date, whether or not such dividends have been declared, will bear Arrearage Interest until paid. No dividends or other distributions, other than dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock or Parity Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock or Parity Dividend Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock and Arrearage Interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

        If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. Without the prior written consent of the Series A Holders, no dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless dividends in an equivalent amount per share (based on the relative stated values) shall have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends.

        Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

        (b)  If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series A Preferred Stock with respect to any Dividend Payment Date, the Corporation shall deliver, or cause to be delivered, to each Series A Holder of record at the close of business on the record date for such dividend the number of whole shares of Common Stock arrived at by dividing the Current Fair Market Value of the Common Stock for such Dividend Payment Date into the total amount of cash dividends such Series A Holder would be entitled to receive if the aggregate dividends on the Series A Preferred Stock held by such Series A Holder which are being paid in shares of Common Stock were being paid in cash. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Current Fair Market Value of the Common Stock as of the date of such Dividend Payment Date times (y) the fraction of a share of Common Stock which would otherwise be issuable by the Corporation.

        Section 5.    Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Series A Holders shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the Series A Holders only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock that has been issued in compliance with this Amended and Restated Certificate of Incorporation are fully met. After the liquidation preferences of such Senior Liquidation Stock are fully met, the remaining assets of the Corporation available for distribution shall be distributed ratably among the Series A Holders and the holders of any Parity Liquidation Stock that has been issued in compliance with this Amended and Restated Certificate of Incorporation in proportion to the respective preferential amounts to which each is entitled up to the full extent of such preferential amounts. After payment in full of the Liquidation Preference of the shares of the Series A Preferred Stock and the liquidation preference of such Parity Liquidation Stock that has been issued in compliance with this Amended and Restated Certificate of Incorporation, the Series A Holders shall not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation available for distribution to the Series A Preferred Stockholders shall be insufficient to permit the payment to Series A Holders and the holders of any Parity Liquidation Stock of the full Liquidation Preference, the entire assets of the Corporation available for distribution to the Series A Holders and the holders of the Parity Liquidation Stock, if any, shall be distributed ratably among such Series A Holders and such holder of Parity Liquidation Stock, in proportion to the preferential amount such holder is otherwise entitled to receive. Neither a consolidation or merger of the Corporation with another Person nor a sale or transfer of all or part of the Corporation's assets to any other Person or Persons in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

        Section 6.    Redemption. The Series A Preferred Stock is not redeemable.

        Section 7.    Automatic Conversion.

        (a)  The Series A Preferred Stock shall be automatically converted into Common Stock at the Conversion Time. At the Conversion Time, each outstanding share of Series A Preferred Stock shall be converted into that number of fully paid and non-assessable shares of Common Stock obtained by dividing (1) the sum of (x) the Stated Value of such share of Series A Preferred Stock plus (y) accrued and unpaid dividends on such share of Series A Preferred Stock as of the Conversion Time plus (z) accrued and unpaid Arrearage Interest, if any, on the amounts referred to in the immediately preceding clauses (x) and (y) to the date of the Conversion Time by (2) the Conversion Price.

        (b)  As promptly as practicable, but in no event later than three Trading Days, after the date of the Conversion Time, the Corporation shall issue and shall deliver to each Series A Holder, or such Series A Holder's designee, the number of full shares of Common Stock issuable upon such conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Article IV(B), Section 7 and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Article IV(B), Section 7. The Series A Holder shall promptly surrender to the Corporation such Series A Holder's certificates for the shares of Series A Preferred Stock so converted.

        (c)  At the Conversion Time, the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become at the

Conversion Time, the holder of record of the shares represented thereby; provided, however, that if the Conversion Time is on a date on which the stock transfer books of the Corporation shall be closed, such conversion shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Conversion Price. Upon conversion of the shares of Series A Preferred Stock, the accrued and unpaid dividends on such shares of Series A Preferred Stock to (but excluding) the date on which the Conversion Time occurs shall be deemed to be paid to the Series A Holder through receipt of such number of shares of Common Stock issued upon conversion of such shares of Series A Preferred Stock as shall have an aggregate Current Fair Market Value of Common Stock on the date of the Conversion Time, equal to the amount of such accrued and unpaid dividends.

        (d)  No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Conversion Price.

        Section 8.    Voting Rights; Certain Restrictions and Covenants.

        (a)  Voting Rights.    Except as otherwise required by law or expressly provided herein, shares of Series A Preferred Stock shall not be entitled to vote on any matter.

        (b)  Amended and Restated Certificate of Incorporation; Certain Stock.    So long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or written consent of the Series A Majority Holders, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Amended and Restated Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or written consent of the Series A Majority Holders, voting separately as a class, will be required for the creation or issuance of any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock. Notwithstanding the foregoing, any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the Series A Majority Holders, except as otherwise required by law.

        (c)  Repurchases of Series A Preferred Stock.    The Corporation shall not repurchase or otherwise acquire any shares of Series A Preferred Stock unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each Series A Holder's shares of Series A Preferred Stock based on the ratio of the number of shares of Series A Preferred Stock held by such Series A Holder to the total number of shares of Series A Preferred Stock outstanding at the same price or consideration per share.

        (d)  Other.    So long as any shares of Series A Preferred Stock are outstanding the Corporation shall comply with the following unless otherwise agreed in writing by the Series A Majority Holders:

        (1)  Limitations on Asset Sales, Liquidations, Etc.; Certain Matters.    The Corporation shall not and shall not permit any Subsidiary to (a) sell, convey or otherwise dispose of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or (b) liquidate, dissolve or otherwise wind up the affairs of the Corporation.

For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

        (2)  Limitations on Issuance of Securities.    The Corporation shall not (i) issue any security that is convertible into or otherwise entitles the holder to acquire Common Stock at a price that varies based on changes in the market price of the Common Stock, (ii) issue Common Stock under any arrangement for re-pricing or adjusting the price after the issuance, or (iii) issue any other preferred stock that is senior to, or at parity with, the Series A Preferred Stock.

In no event, however, shall the Corporation be prevented from issuing shares of capital stock pursuant to either a secondary public offering, or a private investment for publicly traded shares; provided that while the Series A Preferred Stock is outstanding the Series A Holders shall have a right of first refusal to participate in whole or in part in any such offering or private investment.

        (3)  Transactions with Affiliates.    The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

        C.    Rights Preferences and Privileges of the Common Stock.

        Section 1.    Voting. Except as may be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such person on all matters voted upon by the stockholders.

V.

        A.    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        (1)  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

        (2)  A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in this Amended and Restated Certificate of Incorporation or the Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Amended and Restated Certificate of Incorporation, the terms "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

        (3)  The directors of the Corporation shall be divided into three classes (to be designated as Class I, Class II and Class III, respectively), as nearly equal in number as the then total number of Directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        (4)  Subject to the rights of the holders of any series of Preferred Stock, and notwithstanding the fact that some lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the Bylaws, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock. As used in this Amended and Restated Certificate of Incorporation, the term "with cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

        (5)  Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors; resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected, in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

        B.    (1)    Subject to paragraph (b) of Section 43 of the Bylaws, and notwithstanding the fact that some lesser percentage may be specified law, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

        (2)  The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

        (3)  Except as provided in this Amended and Restated Certificate of Incorporation, no action shall be taken by the stockholders of the Corporation by written consent.

        (4)  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholder before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

        (5)  Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the President, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of the shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date and at such time as the Board of Directors shall fix.

VI.

        A.    The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the laws (including, without limitation, the statutes, case law and principles of equity) of the State of Delaware. If the laws (including, without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Delaware are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article VI and without further action by the directors or stockholders of the Corporation.

        B.    A director of the Corporation shall not be personally liable to the Corporation or Its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, than the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        C.    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

        Whenever compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization, of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also, on this Corporation.

VIII.

        A.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VIII, and all rights conferred upon the stockholders herein arc granted subject to this reservation.

        B.    Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Amended and Restated Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VIII.

APPENDIX B

AMENDMENT, CONSENT AND WAIVER REGARDING THE SUBSCRIPTION
AGREEMENT AND CERTIFICATE OF DESIGNATIONS FOR THE SERIES A
PREFERRED STOCK OF VALENTIS, INC.

        THIS AMENDMENT, CONSENT AND WAIVER (this "Amendment"), is made as of November 11, 2002, by and among the Company and each holder of the Company's Series A Convertible Redeemable Preferred Stock (each, a "Holder" and collectively, the "Holders").

RECITALS

        WHEREAS, pursuant to the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on August 12, 1997, as amended to date (the "Certificate of Incorporation"), the Company is authorized to issue 65,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock");

        WHEREAS, each Holder has purchased from the Company shares of a series of the Company's Preferred Stock, designated Series A Convertible Redeemable Preferred Stock (the "Series A Preferred"), pursuant to a separate Subscription Agreement by and between the Company and such Holder, dated as of November 20, 2000 (each, a "Subscription Agreement" and collectively, the "Subscription Agreements");

        WHEREAS, the rights, preferences and privileges of the Series A Preferred are set forth in the Certificate of Designations of the Company filed with the Secretary of State of the State of Delaware on December 5, 2000 (the "Certificate of Designations"), which Certificate of Designations was adopted pursuant to the authority vested in the Board of Directors of the Company by the Certificate of Incorporation;

        WHEREAS, by unanimous vote of the Board of Directors of the Company on November 7, 2002, the Board of Directors approved an amendment and restatement of the Certificate of Incorporation and the Certificate of Designations, together in their entirety, in the form attached hereto as Exhibit A (the "Amended and Restated Certificate") to (i) increase the authorized number of shares of Common Stock to an aggregate number of shares necessary to effect the conversion of the Series A Preferred as determined by the Board of Directors, (ii) eliminate all redemption rights of the Series A Preferred, (iii) reduce the Conversion Price of the Series A Preferred (as defined in the Certificate of Designations), (iv) cause all outstanding shares of Series A Preferred to be converted into Common Stock at 5:00 p.m. Eastern Standard Time on the Certificate Filing Date (as hereinafter defined) (the "Conversion Time") and (v) immediately following the Conversion Time, effect a reverse stock split of all outstanding shares of Common Stock at a ratio determined in the judgment of the Board of Directors to be sufficient to allow the Company to meet its Nasdaq National Market per share price requirements;

        WHEREAS, the Board of Directors of the Company resolved that the Amended and Restated Certificate be submitted to the stockholders of the Company for their approval and adoption;

        WHEREAS, pursuant to Section 12(b) of the Certificate of Designations, the affirmative vote or written consent of the Majority Holders (as defined in the Certificate of Designations), voting separately as a class, is required for any amendment, alteration, or repeal of the Company's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Preferred, and no such amendment, alteration or repeal can reduce the Mandatory Redemption Price, Holder Optional Redemption Price, Redemption Price, Registration Redemption Price (each as defined in the Certificate of Designations), unless such amendment, modification or repeal is approved by the affirmative vote or written consent of all Holders, voting separately as a class;

        WHEREAS, each Holder desires to adopt the Amended and Restated Certificate, and subject to Sections 8 and 9 of this Amendment, upon the approval of the Amended and Restated Certificate by the requisite vote of holders of outstanding shares of Common Stock, the Amended and Restated Certificate shall be deemed approved by the Holders, and the Company shall cause the Amended and Restated Certificate to be filed with the Secretary of State of the State of Delaware (the date of such filing, the "Certificate Filing Date");

        WHEREAS, subject to Sections 8 and 9 of this Amendment, from the date hereof until the earlier of the Termination Date (as hereinafter defined) or the Conversion Time, each Holder desires to (i) waive the obligations of the Company set forth in Section 5(k)(2) of the Subscription Agreements to maintain minimum Net Cash, Cash Equivalent and Eligible Investment Balances, (ii) extend the next Dividend Payment Date set forth in Section 5 of the Certificate of Designations from December 15, 2002 to the Certificate Filing Date and (iii) waive its rights to require the Company to redeem shares of Series A Preferred upon the occurrence of certain events set forth in Section 11 in the Certificate of Designations; and

        WHEREAS, subject to Sections 8 and 9 of this Amendment, the Company and each Holder desire to amend Section 8 of the Subscription Agreements to provide for certain registration rights with respect to (i) the Common Stock received by the Holders on conversion of the Series A Preferred at the Conversion Time, (ii) the Warrant Shares and (iii) the Dividend Shares.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, waivers and covenants set forth below, and subject to Sections 8 and 9 of this Amendment, the parties hereto waive certain rights and consent and agree as follows:

        1.    Defined Terms. Except as otherwise provided herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreements.

        2.    Subscription Agreement Waiver Regarding Maintenance of Minimum Net Cash, Cash Equivalent and Eligible Investment Balances. From the date hereof until the earlier of the Conversion Time or the Termination Date, each Holder hereby agrees that the Company shall not be obligated to comply with the covenants set forth in Section 5(k)(2) of the Subscription Agreements.

        3.    Approval and Consent to the Adoption of the Amended and Restated Certificate. Each Holder hereby consents to the amendment and restatement of the Certificate of Incorporation and the Certificate of Designations, together in their entirety, in the form of the Amended and Restated Certificate attached hereto as Exhibit A, pursuant to which the Certificate of Designations shall be amended to, among other things (i) adjust the Conversion Price set forth in the Certificate of Designations to an amount equal to the Current Fair Market Value of the Common Stock (as defined in the Amended and Restated Certificate) as of the date of this Amendment (the "Adjusted Conversion Price"), (ii) delete the redemption provisions of the Series A Preferred contained in Section 11 of the Certificate of Designations and (iii) cause the automatic conversion at the Conversion Time of the Series A Preferred into Common Stock at the Adjusted Conversion Price.

        4.    Certificate of Designation Waivers Regarding Holder Optional Redemption Events and Dividend Payment.

          a.    Holder Optional Redemption Events. From the date hereof until the earlier of the Conversion Time or the Termination Date, each Holder hereby waives such Holder's right to require the Company to redeem any shares of Series A Preferred then held by such Holder pursuant to Section 11 of the Certificate of Designations (i) as a result of the occurrence of any of the events described in paragraphs (1) and (2) set forth under the definition of Holder Optional Redemption Event in Section 1 of the Certificate of Designations, and (ii) as a result of the failure of the Company to comply with Section 5(k)(2) of the Subscription Agreements set forth in paragraph 8(A) under the definition of Holder Optional Redemption Event in Section 1 of the Certificate of Designations.

          b.    Dividend Payment.

              (i)  Each Holder hereby acknowledges that the Company has elected to pay dividends on the Series A Preferred with respect to the Dividend Payment Date of December 15, 2002 in the form of shares of Common Stock in accordance with Section 5(b) of the Certificate of Designations. Each Holder hereby agrees that the foregoing shall be deemed sufficient notice for purposes of Section 5(b) of the Certificate of Designations and hereby waives any further notice requirements with respect thereto.

            (ii)  Each Holder hereby waives the requirement in Section 5(b) of the Certificate of Designations that shares of Common Stock for such dividend be paid on or prior to the fifth Trading Day after the Dividend Payment Date of December 15, 2002 and each Holder hereby agrees that shares of Common Stock for such dividend may be delivered to the Holders any time on or prior to the Certificate Filing Date.

            (iii)  Each Holder hereby waives the requirements in Sections 5(b)(3), 5(b)(5) and 5(b)(6) of the Certificate of Designations with respect to the dividends due on the Dividend Payment Date of December 15, 2002.

        5.    Subscription Agreement Amendments Regarding Definitions and Registration Rights.

          a.    The Company and each Holder hereby agree that, effective as of the Conversion Time, Section 1 of the Subscription Agreements shall be amended to add the following definition immediately following the definition of "Cash, Cash Equivalent and Eligible Investment Balances" in Section 1:

            "Certificate Filing Date" means the date of filing with the Secretary of State of the State of Delaware of the Amended and Restated Certificate of Incorporation specified in the Amendment, Consent and Waiver Regarding the Subscription Agreement and Certificate of Designations for the Series A Preferred Stock of Valentis, Inc., dated as of November 11, 2002.

          b.    The Company and each Holder hereby agree that, effective as of the Conversion Time, Section 8(a) of the Subscription Agreements shall be amended to read in full as follows:

            "(a)     Mandatory Registration. (1) The Company shall prepare promptly and, on or prior to the date which is 45 days after the Certificate Filing Date, file with the SEC a Registration Statement covering the Registrable Securities which covers the resale by the Buyer of (A) a number of shares of Common Stock equal to at least the number of Common Shares issued to the Buyer upon conversion of the Series A Preferred, (B) the number of Warrant Shares and (C) the number of Dividend Shares issued to Buyer, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions."

          c.    The Company and each Holder hereby agree that, effective as of the Conversion Time, the first sentence of Section 8(b)(1) of the Subscription Agreements shall be amended by deleting the term "Closing Date" and inserting in lieu thereof, "Certificate Filing Date."

        6.    Representations and Warranties.

          a.    Corporate Authorization. This Amendment has been duly and validly authorized by the Company, this Amendment has been duly executed and delivered by the Company and, assuming due execution and delivery by all Holders, this Amendment is, and the Amended and Restated Certificate of Incorporation, when executed by the Company and filed with the Secretary of State of the State of Delaware will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

          b.    Non-Contravention. The execution and delivery of this Amendment by the Company and, subject to obtaining the requisite approval of the holders of the Company's Common Stock and the Holders, the consummation by the Company of the transactions contemplated by this Amendment do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the Certificate of Incorporation or by-laws or similar instruments of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of their respective properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, this Amendment, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of their respective properties or assets, which violation or contravention would either have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole, or affect the validity or enforceability of, or the ability of the Company to perform its obligations under, this Amendment, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company to make use thereof.

        7.    Certain Covenants.

          a.    As promptly as practicable after the execution of this Amendment, the Company shall prepare and file with the SEC a proxy statement relating to the Company's stockholders' meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). As promptly as reasonably practicable after the Proxy Statement shall have been cleared by the SEC, the Company shall call its annual meeting of stockholders (the "Annual Meeting") and mail the Proxy Statement to the holders of the Company's Common Stock. Except where to do so would, in the good faith determination of the Board of Directors of the Company, result in a breach of its fiduciary duties to stockholders, the Board of Directors of the Company shall recommend unanimously approval of the Amended and Restated Certificate by the holders of Common Stock of the Company (the "Board Recommendation") and shall not withdraw or adversely modify (or propose to withdraw or adversely modify) such recommendation, and the Proxy Statement shall contain such recommendation.

          b.    The Company agrees to file with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation no more than one (1) Trading Day (as defined in the Amended and Restated Certificate of Incorporation) after approval by the holders of the Company's Common Stock is obtained.

          c.    On or prior to the Certificate Filing Date, the Company shall cause its legal counsel to prepare and deliver to the Holders a legal opinion with respect to the due authorization, valid issuance and non-assessability of (i) the Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) the Dividend Shares issued pursuant to Section 4(b) in customary form, scope and substance and reasonably satisfactory to the Holders (it being understood that the form of opinion attached to the Subscription Agreement is satisfactory).

        8.    Effectiveness. The effectiveness of the foregoing sections are conditioned upon execution by all Holders of this Amendment.

        9.    Termination. Notwithstanding the foregoing, this Amendment shall terminate automatically (the date of such termination being referred to herein as the "Termination Date"), with no further action being required by any party hereto to effect such termination, and this Amendment, including any waivers, covenants, consents or agreements, contained herein, shall have no force or effect, in the event that:

          a.    The Company has not, on or prior to November 15, 2002, filed a preliminary proxy statement with the Securities and Exchange Commission which solicits the approval of the Company's stockholders of the Amended and Restated Certificate;

          b.    The Certificate Filing Date has not occurred on or prior to January 31, 2003, following the approval by the requisite vote of stockholders of the Company;

          c.    The Company's Board of Directors (i) fails to make the Board Recommendation or (ii) withdraws or adversely modifies (or proposes to withdraw or adversely modify) the Board Recommendation; or

          d.    The holders of the Company's Common Stock do not approve the Amended and Restated Certificate at the Annual Meeting.

        10.  Reference to and Effect on the Subscription Agreements and Series A Preferred.

          a.    On and after the date hereof, each reference in each Subscription Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to each Subscription Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to a Subscription Agreement, and a reference to a Subscription Agreement in any such instrument or document is to be deemed to be a reference to such Subscription Agreement as amended hereby.

          b.    Except as expressly amended by this Amendment, each Subscription Agreement shall remain in full force and effect.

        11.  Amendments and Waivers. Any term of this Amendment may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least 75% of the outstanding Series A Preferred. No waiver of any of the provisions of this Amendment or the Subscription Agreement, as amended, shall be deemed or shall constitute a waiver of any other provision hereof or thereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        12.  Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then

(a) such provision shall be excluded from this Amendment, (b) the balance of the Amendment shall be interpreted as if such provision were so excluded and (c) the balance of the Amendment shall be enforceable in accordance with its terms.

        13.  Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

        14.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single instrument.

        15.  Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed entirely within such State, without regard to conflicts of law principles.

[Signature page follows]

PROXY

VALENTIS, INC.

863A MITTEN ROAD

BURLINGAME, CALIFORNIA 94010

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Benjamin McGraw, III, Pharm.D. and Joseph Markey, or either of them, as proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Valentis, Inc. (the “Company”) held of record by the undersigned on November 5, 2002 at the Special Meeting of Stockholders to be held on December 19, 2002 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR DIRECTOR NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH DIRECTOR NOMINEE OR PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope.  Thank you for your prompt consideration of these matters.

Sincerely,

Valentis, Inc.

DETACH HERE

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR the Nominees listed in Proposal No. 1 and FOR Proposal Nos. 2, 3, 4, 5 and 6.

1.

Approve an amendment to the Company’s certificate of incorporation to (i) adjust the conversion price of the Series A Preferred Stock from $9.00 to $0.242 (the “Series A Adjusted Conversion Price”) and (ii) eliminate the redemption provisions relating to the Series A Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

Approve (i) an amendment to the Company’s certificate of incorporation to cause all outstanding shares of Series A Preferred Stock to be automatically converted into Common Stock, at the Series A Adjusted Conversion Price, at 5:00 p.m. Eastern Standard Time on the date the Restated Certificate is filed with the Secretary of State of the State of Delaware (such automatic conversion to be referred to as the “Series A Conversion”) and (ii) the Series A Conversion, including the issuance of approximately 127 million shares of Common Stock upon the Series A Conversion.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approve an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 65 million to 190 million.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

Approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s outstanding Common Stock, to become effective immediately after the Series A Conversion, in the range of 1:5 to 1:40, as determined in the discretion of the Board of Directors of the Company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Election of Directors.
Nominee:	Patrick G. Enright	Alan C. Mendelson

FOR ☐	WITHHELD ☐	FOR ☐	WITHHELD ☐

6.	Ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

Mark here for address change and notification. ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

QuickLinks

VALENTIS, INC. 863A MITTEN ROAD BURLINGAME, CALIFORNIA 94010
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS ,
INFORMATION CONCERNING SOLICITATION AND VOTING
Background to Proposal Nos. 1, 2, 3 and 4
PROPOSAL NO. 1 APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE SERIES A AMENDMENTS
PROPOSAL NO. 2 APPROVAL OF (I) AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE SERIES A CONVERSION AND (II) THE SERIES A CONVERSION, INCLUDING THE ISSUANCE OF COMMON STOCK UPON THE SERIES A CONVERSION
PROPOSAL NO. 3 APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 65 MILLION TO 190 MILLION
PROPOSAL NO. 4 APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK
PROPOSAL NO. 5 ELECTION OF DIRECTORS
PROPOSAL NO. 6 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
BENEFICIAL OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION OF EXECUTIVE OFFICERS
STOCK OPTION GRANTS AND EXERCISES
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE MEASUREMENT COMPARISON2
Comparison of Cumulative Total Return on Investment
OTHER MATTERS
INCORPORATION BY REFERENCE
  APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VALENTIS, INC.
  APPENDIX B
AMENDMENT, CONSENT AND WAIVER REGARDING THE SUBSCRIPTION AGREEMENT AND CERTIFICATE OF DESIGNATIONS FOR THE SERIES A PREFERRED STOCK OF VALENTIS, INC.